CONSENT SOLICITATION STATEMENT
PILGRIM'S PRIDE CORPORATION
Consent Solicitation Relating to its
4.250% Sustainability-Linked Senior Notes due 2031
(CUSIP Nos. 72147KAF5 and U72068AG1; ISIN Nos. US72147KAF57 and USU72068AG11)
3.500% Senior Notes due 2032
(CUSIP Nos. 72147KAG3 and U72068AH9; ISIN Nos. US72147KAG31 and USU72068AH93)

THE CONSENT SOLICITATIONS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT CONSTITUTE SEPARATE AND DISTINCT SOLICITATIONS WITH RESPECT TO THE (1) 4.250% SUSTAINABILITY-LINKED SENIOR NOTES DUE 2031 (THE "2031 NOTES SOLICITATION") AND (2) 3.500% SENIOR NOTES DUE 2032 (THE "2032 NOTES SOLICITATION" AND, TOGETHER WITH THE 2031 NOTES SOLICITATION, THE "CONSENT SOLICITATIONS"). EACH CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 22, 2022, UNLESS EXTENDED BY PILGRIM'S PRIDE CORPORATION IN ITS SOLE DISCRETION. THE TIME AND DATE OF EXPIRATION OF EACH CONSENT SOLICITATION, AS EACH SUCH TIME AND DATE MAY BE EXTENDED, IS REFERRED TO, IN EACH CASE, AS THE "EXPIRATION TIME." CONSENTS FOR EACH CONSENT SOLICITATION MAY BE REVOKED AT ANY TIME PRIOR TO THE EFFECTIVE TIME (AS DEFINED BELOW), BUT NOT THEREAFTER UNLESS REQUIRED BY LAW.

Pilgrim's Pride Corporation, a Delaware corporation (the "Company" or "we"), is soliciting consents (the "Consents") from (i) the holders (the "2031 Holders") of 4.250% Sustainability-Linked Senior Notes due 2031 (the "2031 Notes") and (ii) the holders (the "2032 Holders" and, together with the 2031 Holders, the "Holders") of 3.500% Senior Notes due 2032 (the "2032 Notes" and, together with the 2031 Notes, the "Notes"), each issued by the Company, in each case, upon the terms and subject to the conditions set forth in this consent solicitation statement (as the same may be amended or supplemented from time to time, this "Solicitation Statement").

On June 2, 2022, S&P Global Ratings ("S&P") upgraded the Company's long-term credit rating to 'BBB-' from 'BB+,' with a stable outlook. With the investment grade credit rating from S&P, the Company has attained investment grade ratings from both S&P and Fitch Ratings Inc. ("Fitch"). Because at least two rating agencies have assigned an investment grade rating to the Notes, most of the "high-yield" covenants contained in the Indentures (as defined below) are currently suspended and do not restrict the Company. As a result of the Company obtaining investment grade ratings from two of the three rating agencies and our growth and de-leveraging, we are conducting the Consent Solicitations to, among other reasons, to amend each Indenture to conform certain provisions and restrictive covenants (and definitions related thereto) in each of the Indentures to (i) reflect our investment-grade status and (ii) the corresponding provisions and restrictive covenants (and definitions related thereto) set forth in the 2032 Notes Indenture (as defined below).

The Proposed Amendments constitute a single proposal with respect to each series of Notes, and a consenting Holder must consent to the Proposed Amendments as an entirety with respect to such Notes and may not consent selectively with respect to certain of the Proposed Amendments. The Proposed Amendments will not modify, alter, or restate any of the fundamental or economics terms (including the tenor, interest rate, redemption dates or premiums) of any of the Notes under the Indentures. For the avoidance of doubt, no amendment to any of the Indentures will be made to the extent it requires consent from each affected holder of the applicable series of Notes, and the Proposed Amendments solely require the consent from a majority in aggregate principal amount of the applicable series of Notes outstanding on the Record Date (as defined below) (not including any Notes of such series that are owned by the Company or any of its affiliates) (the "Requisite Consents"). For a description of the Proposed Amendments, see Annex A hereto.

With respect to each series of Notes as identified in the table below, if the applicable Requisite Consents are received, a corresponding Supplemental Indenture (as defined below) is executed and the other terms and conditions set forth in this Solicitation Statement are satisfied or waived with respect to such Consent Solicitation, then (i) Holders of such series of Notes who validly deliver (and do not revoke) their Consents to the applicable Proposed Amendments will receive the applicable Consent Fee (as defined below) with respect to Consents that have been validly delivered (and not revoked) prior to the applicable Expiration Time and (ii) Holders of such series of Notes will benefit from the registration rights set forth in the applicable Registration Rights Agreement (as defined below).

With respect to each Consent Solicitation, the Company is offering to enter into a registration rights agreement containing the terms and conditions set forth in Annex B hereto (the "Registration Rights Agreement"), pursuant to which the Company will agree to use its commercially reasonable efforts to file an exchange offer registration statement with the U.S. Securities and Exchange Commission (the "SEC") to allow the Holders to exchange their Notes for equivalent notes in a transaction registered with the SEC. With respect to each series of Notes and subject to the other terms and conditions set forth in this Solicitation Statement, the registration rights will only be provided if the receipt of the Requisite Consents with respect to such series of Notes is obtained. For a description of the registration rights, see Annex B hereto.

The following table summarizes certain terms for each series of Notes:

Series	CUSIPs (144A / Reg S)	ISINs (144A / Reg S)	Aggregate Principal Amount Outstanding	Cash Consent Fee(1)
4.250% Sustainability-Linked Senior Notes due 2031	72147KAF5 / U72068AG1	US72147KAF57 / USU72068AG11	U.S.$1,000,000,000	U.S.$1.00
3.500% Senior Notes due 2032	72147KAG3 / U72068AH9	US72147KAG31 / USU72068AH93	U.S.$900,000,000	U.S.$1.00

(1) The consideration in the form of cash per U.S.$1,000 principal amount of Notes for which Consents are validly delivered (and not revoked) prior to the applicable Expiration Time..

The Solicitation Agents for each of the Consent Solicitations are:

RBC Capital Markets Barclays BMO Capital Markets Mizuho

September 15, 2022

A Consent Solicitation is being made with respect to: (A) the indenture, dated as of April 8, 2021 (as amended or supplemented, the “2031 Notes Indenture”), among the Company, the guarantors named therein, and Regions Bank, as trustee (the “2031 Notes Trustee”), pursuant to which the 2031 Notes were issued, to amend certain provisions and restrictive covenants (and definitions related thereto) applicable to the Company and its restricted subsidiaries in the manner indicated in Annex A and Exhibit I attached hereto (the “2031 Proposed Amendment”); and (B) the indenture, dated as of September 2, 2021 (as amended or supplemented, the “2032 Notes Indenture” and, together with 2031 Indenture, the “Indentures”), among the Company, the guarantors named therein, and Regions Bank, as trustee (the “2032 Notes Trustee” and, together with the 2031 Notes Trustee, the “Trustees”), pursuant to which the 2032 Notes were issued, to amend certain provisions and restrictive covenants (and definitions related thereto) applicable to the Company and its restricted subsidiaries in the manner indicated in Annex A and Exhibit I attached hereto (the “2032 Proposed Amendment” and, together with the 2031 Proposed Amendment, the “Proposed Amendments”). Requisite Consents and Consent Consideration In order to amend each Indenture as contemplated by the Proposed Amendments, the Company proposes to enter into: (A) a supplemental indenture with respect to the 2031 Notes Indenture with the 2031 Notes Trustee (the “2031 Notes Supplemental Indenture”). In order to execute the 2031 Notes Supplemental Indenture as contemplated by the 2031 Proposed Amendment, the Consents must be obtained from the 2031 Holders of a majority in aggregate principal amount of the 2031 Notes outstanding as of the Record Date (not including any 2031 Notes that are owned by the Company or any of its affiliates) (the “2031 Notes Requisite Consents”). If the 2031 Notes Requisite Consents are received, the 2031 Notes Supplemental Indenture is executed and the other terms and conditions set forth in this Solicitation Statement are satisfied or waived, then (a) 2031 Holders who validly deliver (and not revoke) their Consents to the applicable Proposed Amendments will receive a cash payment equal to U.S.$1.00 per U.S.$1,000 principal amount of 2031 Notes in respect of which such Consents have been validly delivered (and not revoked) prior to the applicable Expiration Time (the “2031 Notes Consent Fee”); and (b) Holders of the 2031 Notes will benefit from the registration rights set forth in the Registration Rights Agreement with respect to the 2031 Notes (the “2031 Notes Consideration”); and (B) a supplemental indenture with respect to the 2032 Notes Indenture with the 2032 Notes Trustee (the “2032 Notes Supplemental Indenture” and, together with the 2031 Notes Supplemental Indenture, the “Supplemental Indentures”). In order to execute the 2032 Notes Supplemental Indenture as contemplated by the 2032 Proposed Amendment, the Consents must be obtained from the 2032 Holders of a majority in aggregate principal amount of the 2032 Notes outstanding as of the Record Date (not including any 2032 Notes that are owned by the Company or any of its affiliates) (the “2032 Notes Requisite Consents” and, together with the 2032 Notes Requisite Consents, the “Requisite Consents”). If the 2032 Notes Requisite Consents are received, the 2032 Notes Supplemental Indenture is executed and the other terms and conditions set forth in this Solicitation Statement are satisfied or waived, then (a) 2032 Holders who validly deliver (and not revoke) their Consents to the applicable Proposed Amendments will receive a cash payment equal to U.S.$1.00 per U.S.$1,000 principal amount of 2032 Notes in respect of which such Consents have been validly delivered (and not revoked) prior to the applicable Expiration Time (the “2032 Notes Consent Fee” and, together with the 2032 Notes Consent Fee, the “Consent Fee”); and (b) Holders of the 2032 Notes will benefit from the registration rights set forth in the Registration Rights Agreement with respect to the 2032 Notes (the “2032 Notes Consideration” and, together with the 2032 Notes Consideration, the “Consent Consideration”). The Supplemental Indentures will provide that the Proposed Amendments will become operative with respect to such series of Notes only upon both payment by the Company of the applicable Consent Fee and the Company entering into the applicable Registration Rights Agreement. The Company expects to make payment of the applicable Consent Fee and enter into the applicable Registration Rights Agreement promptly after the applicable Expiration Time. In addition, the Company reserves the right, in its sole discretion, from time to time, to change and/or modify the Consent Fee (including any increases thereof) with respect to one or more of the Consent Solicitations without offering a corresponding change or modification to each of the other Consent Solicitations, and to extend the Expiration Time with respect to one or more Consent Solicitations without extending such date for any other Consent Solicitations. Registration Rights Agreement General

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any jurisdiction. Subject to the terms and conditions described herein, the Company will enter into the applicable Registration Rights Agreement pursuant to which the Company will agree to use its commercially reasonable efforts to (i) file an exchange offer registration statement with the SEC to allow Holders to exchange Notes of each series for the same principal amount of exchange notes of the same series, which will have terms identical in all material respects to such series of Notes, except that the exchange notes will not contain transfer restrictions, and (ii) consummate such exchange offer within 365 days of entering into the applicable Registration Rights Agreement. We will pay additional interest on the applicable series of Notes if we do not satisfy our obligations pursuant to the applicable Registration Rights Agreement. For a description of the registration rights, see Annex B hereto. Consent Conditions The obligation of the Company to pay the applicable Consent Fee and enter into the applicable Registration Rights Agreement with respect to each series of Notes is conditioned on: (A) the valid delivery (without valid revocation) of the applicable Requisite Consents prior to the applicable Expiration Time with respect to each series of Notes; (B) the prior or concurrent execution and delivery of the applicable Supplemental Indenture; and (C) the absence of any law or regulation which could, and the absence of any pending or threatened injunction or action or other proceeding which could, make unlawful or invalid or enjoin the implementation of any of the Consent Solicitations or any transaction described herein or that could question the legality or validity thereof. The Company may, in its sole discretion, terminate any Consent Solicitation, allow any Consent Solicitation to lapse, extend the Expiration Time with respect to one or more Consent Solicitations without extending such date for any other Consent Solicitation, and continue soliciting Consents pursuant to any Consent Solicitation or otherwise amend the terms of any Consent Solicitation, including the waiver of any or all of the conditions set forth herein with respect to any Consent Solicitation. The Company may also terminate, cause to lapse, extend, amend or waive any condition with respect to any Consent Solicitation without taking such action with respect to any other Consent Solicitation. See “The Consent Solicitations—Conditions to the Consent Consideration.” Record Date With respect to each series of Notes, the respective Consent Solicitation is being made to the applicable Holders as shown in the records maintained by the applicable registrar as of 5:00 p.m., New York City time, on September 14, 2022, and their duly appointed proxies. In each case, such time and date, including as such time and date may be changed from time to time by the Company, is referred to herein as the “Record Date.” As of the date of this Solicitation Statement, U.S.$1,000.0 million and U.S.$900.0 million aggregate principal amount of the 2031 Notes and the 2032 Notes, respectively, was held of record by The Depository Trust Company (“DTC”) or its nominee on behalf of participants in DTC (“Participants”). DTC has authorized Participants set forth in the position listing of DTC as of the Record Date for whom DTC held the applicable Notes to deliver Consents as if they were Holders as of the Record Date of such Notes then held of record for such Participants in the name of DTC or in the name of its nominee. Each beneficial owner of Notes desiring to consent to the applicable Proposed Amendments with respect to such Notes must instruct the Holder of such Notes (i.e., the custodian bank, depositary, broker, trust company or other nominee that is the Participant with respect to such Notes) as of the Record Date to deliver a Consent to the Information Agent (as defined below) on such beneficial owner’s behalf. See “The Consent Solicitations—Procedures for Consenting to the Proposed Amendments.” Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadline for participation in the applicable Consent Solicitation. Accordingly, beneficial owners wishing to Consent pursuant to the applicable Consent Solicitation should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the time by which such owner must take action in order to so participate. ____________________________ This Solicitation Statement describes the rationale for each Consent Solicitation and the procedures for delivering Consents to the applicable Proposed Amendments and revoking applicable Consents. Please read it carefully. None of the Solicitation Agents, Trustees or the Information Agent makes any recommendation as to whether or not Holders should deliver Consents to the applicable Proposed Amendments, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to deliver a Consent.

i TABLE OF CONTENTS Page IMPORTANT INFORMATION ............................................................................................................................................................... 1 STATEMENT REGARDING FORWARD-LOOKING STATEMENTS ................................................................................................ 2 PILGRIM’S PRIDE CORPORATION ...................................................................................................................................................... 3 THE CONSENT SOLICITATIONS ......................................................................................................................................................... 4 General ........................................................................................................................................................................................ 5 Conditions to the Payment of the Applicable Consent Fee and Consent Consideration ............................................................. 6 Procedures for Consenting to the Applicable Proposed Amendments ........................................................................................ 7 Revocation of Consents to the Applicable Proposed Amendments ............................................................................................. 8 Termination, Amendments and Extensions ................................................................................................................................. 9 TAXATION ............................................................................................................................................................................................. 10 SOLICITATION AGENTS AND INFORMATION AGENT ................................................................................................................ 15 ANNEX A: DESCRIPTION OF THE PROPOSED AMENDMENTS................................................................................................. A-1 ANNEX B: DESCRIPTION OF THE REGISRATION RIGHTS ........................................................................................................ B-1

1 IMPORTANT INFORMATION With respect to each Consent Solicitation, only Holders as of the Record Date may deliver Consents to the applicable Proposed Amendments. If the applicable Requisite Consents are received by the applicable Expiration Time and the other terms and conditions set forth herein have been satisfied or waived, the applicable Proposed Amendments will be binding on all Holders and subsequent transferees of the applicable Notes. If the Record Date is changed, only Holders as of the revised Record Date will be entitled to deliver Consents to the applicable Proposed Amendments. Consents should be delivered to the Information Agent and not to the Company, the Trustees or the Solicitation Agents. Any questions or requests for assistance or for additional copies of this Solicitation Statement or related documents may be directed to D.F. King & Co., Inc., which will act as information agent, tabulation agent and paying agent (in such capacities, the “Information Agent”), at its telephone numbers set forth on the last page hereof. A Holder also may contact RBC Capital Markets, LLC, Barclays Capital Inc., BMO Capital Markets Corp. or Mizuho Securities USA LLC, at their addresses and telephone numbers set forth on the last page hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the applicable Consent Solicitation. No person has been authorized to give any information or to make any representations in connection with the Consent Solicitations other than those contained in this Solicitation Statement and, if given or made, such information or representations should not be relied upon as having been authorized by the Company. The Consent Solicitations are not being made to, and Consents are not being solicited from, Holders of Notes in any jurisdiction in which it is unlawful to make such solicitation or grant such Consents. The delivery of this Solicitation Statement at any time shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company or any of its affiliates since the date hereof. This Solicitation Statement has not been filed with or reviewed by any federal or state securities commission or authority of any jurisdiction, nor has any such commission or authority passed upon the accuracy or adequacy of this Solicitation Statement. Any representation to the contrary is unlawful and may be a criminal offense. Recipients of this Solicitation Statement should not construe the contents hereof as legal, regulatory, business, accounting or tax advice. Each recipient should consult its own attorney, business advisor and tax advisor as to legal, regulatory, business, accounting, tax and related matters concerning this Solicitation Statement. HOLDERS OF NOTES SHOULD NOT TENDER OR DELIVER NOTES AT ANY TIME. YOU SHOULD READ THIS SOLICITATION STATEMENT CAREFULLY BEFORE MAKING A DECISION TO DELIVER CONSENTS.

2 STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This Solicitation Statement contains, and management may make, certain “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “project,” “imply,” “intend,” “should,” “foresee” and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks and uncertainties. Such risks and uncertainties include those described in our filings with the Securities and Exchange Commission. Actual results could differ materially from those expressed in, or implied or projected by these forward-looking statements as a result of these risks and uncertainties, many of which are difficult to predict and beyond our control. The Company’s forward-looking statements speak only as of the date of this Solicitation Statement or as of the date they are made, and the Company undertakes no obligation to update its forward-looking statements. The occurrence of any one or more of the factors described herein or other currently unknown factors could materially adversely affect our business and operating results. The Company cautions Holders not to place undue reliance on any forward-looking statements, which speak only as of the date made. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained in this Solicitation Statement are qualified in their entirety by this cautionary statement.

3 PILGRIM’S PRIDE CORPORATION The Company is primarily engaged in the production, processing, marketing and distribution of fresh, frozen and value-added chicken and pork products to retailers, distributors and foodservice operators. JBS S.A., through its indirect wholly-owned subsidiaries, beneficially owns approximately 80% of the Company’s outstanding common stock. The Company markets its balanced portfolio of fresh, prepared and value-added meat products to a diverse set of over 55,000 customers across the U.S., the U.K. and Europe, Mexico and in approximately 125 other countries. The Company’s sales efforts are largely targeted towards the foodservice industry, principally chain restaurants and food processors, such as Chick-fil-A® and retail customers, including grocery store chains and wholesale clubs, such as Kroger®, Costco®, Publix® and H-E-B® in the U.S., chain restaurants such as McDonald’s® and grocery store chains such as Tesco and Waitrose in the U.K. and Europe, and grocery store chains such as Wal-Mart® in Mexico. As a vertically integrated company, the Company is able to control every phase of the production process, which helps the Company manage food safety and quality, control margins and improve customer service. The Company’s plants are strategically located to ensure that customers timely receive fresh products. With the Company’s global network of approximately 5,100 growers, 35 feed mills, 48 hatcheries, 43 processing plants, 37 prepared foods cook plants, 30 distribution centers, 10 rendering facilities and four pet food plants, the Company believes it is well-positioned to supply the growing demand for its products.

4 THE CONSENT SOLICITATIONS The Consent Solicitations The Indentures governing the Notes contain “high-yield” covenants, including restrictions on the incurrence of debt, making restricted payments and transactions with affiliates. The “high-yield” covenants contained in the Indentures are currently suspended and do not restrict the Company given that at least two rating agencies have assigned an investment grade rating to such Notes. As a result of the Company obtaining investment grade ratings from two of the three rating agencies and our growth and de- leveraging, we are conducting the Consent Solicitations to, among other reasons, to amend each Indenture to conform certain provisions and restrictive covenants (and definitions related thereto) in each of the Indentures to (i) reflect our investment-grade status and (ii) the corresponding provisions and restrictive covenants (and definitions related thereto) set forth in the 2032 Notes Indenture. The principal proposed amendments to the Notes would: (i) permanently eliminate the following covenants for the Company: • Limitation on Incurrence of Additional Debt and Issuance of Capital Stock • Limitation on Restricted Payments • Limitation on Asset Sales • Limitation on Restrictions on Distributions from Restricted Subsidiaries • Limitation on Affiliate Transactions • Limitation on Guarantees of Debt by Restricted Subsidiaries • Section 5.01(a)(3)(b) (Mergers, Consolidation, Etc.) (ii) amend the “Limitation on Liens” covenant so that the covenant restricts the Company and any significant restricted subsidiaries that guarantee the applicable Notes from creating certain liens on Principal Property (“Principal Property” is defined as any plant or other similar facility of the Company or any Significant Subsidiary used primarily for processing, producing, or packaging and having a book value in excess of 2.0% of Total Assets of the Company as of the date of such determination, but shall not include any plant or similar facility which, in the good faith opinion of the Board of Directors or management of the Company, is not material to the overall business of the Company and its Subsidiaries, taken as a whole. As of the date of this Solicitation Statement, the Company does not have any Principal Property. Consequently, if a Supplemental Indenture containing the Proposed Amendments to the Notes is executed, there would be no restrictions on creating Liens on any property of the Company until a Principal Property was formed or acquired). (iii) add a “Limitations on Sale and Leaseback Transactions” covenant so that the Company and any significant restricted subsidiaries that guarantee the applicable Notes is restricted from entering into any sale and leaseback transaction with respect to any Principal Property, unless certain conditions are satisfied. (iv) with respect to the 2031 Notes Indenture, add a provision (“Substitution of the Company”) that permits the Company to substitute itself as an issuer of the applicable Notes provided that certain conditions are met. (v) with respect to the 2032 Notes Indenture, amend the Substitution of the Company to permit the Company to be substituted with any subsidiary of the Company that owns, or after the substitution, will own, a majority of the assets of the Company. (vi) the Measuring Compliance provision in the Indentures would be modified with respect to measuring whether any lien or permitted lien is permitted to be incurred in compliance with such Indenture.

5 For a full description of the Proposed Amendments to the Notes, see Annex A hereto. The foregoing is qualified in its entirety by reference to each Indenture and the Proposed Amendments included in Annex A hereto. The Proposed Amendments will not modify, alter, or restate any of the fundamental or economics terms (including the tenor, interest rate, redemption dates or premiums) of any of the Notes under the Indentures. For the avoidance of doubt, no amendment to any of the Indentures will be made to the extent it requires consent from each affected holder of the applicable series of Notes, and the Proposed Amendments solely require the consent from a majority in aggregate principal amount of the applicable series of Notes outstanding as of the Record Date (not including any Notes of such series that are owned by the Company or any of its affiliates). General Each Consent Solicitation is being made to the applicable Holders of Notes as shown in the records maintained by the applicable Trustee on the Record Date, and their duly appointed proxies. DTC has authorized Participants set forth in the position listing of DTC as of the Record Date for whom DTC held the applicable Notes to deliver Consents as if they were Holders as of the Record Date of such Notes then held of record for such Participants in the name of DTC or in the name of its nominee. If the Consent Solicitations are not terminated, if the Requisite Consents with respect to each series of Notes have been received (and not subsequently revoked) by the applicable Expiration Time, and the Company has notified the Information Agent that each of the other conditions set forth herein is satisfied or waived, the Company will (a) pay or cause to be paid to each Holder who has delivered (and not subsequently revoked) a valid Consent an amount equal to the applicable Consent Fee; and (b) enter into the applicable Registration Rights Agreement, pursuant to which it will agree to use its commercially reasonable efforts to (i) file an exchange offer registration statement with the SEC to allow Holders to exchange Notes of each series for the same principal amount of exchange notes of the same series, which will have terms identical in all material respects to such series of Notes, except that the exchange notes will not contain transfer restrictions, and (ii) consummate such exchange offer within 365 days of entering into the applicable Registration Rights Agreement. We will pay additional interest on the applicable series of Notes if we do not satisfy our obligations pursuant to the applicable Registration Rights Agreement. For a description of the registration rights, see Annex B hereto. The Company expects to make payment of the applicable Consent Fee and enter into the applicable Registration Rights Agreement promptly after the applicable Expiration Time. The Company reserves the right, in its sole discretion, from time to time, to change and/or modify the Consent Fee (including any increases thereof) with respect to one or more of the Consent Solicitations without offering a corresponding change or modification to each of the other Consent Solicitations, and to extend the Expiration Time with respect to one or more Consent Solicitations without extending such date for any other Consent Solicitations. Each beneficial owner of Notes desiring to consent to the applicable Proposed Amendments with respect to such Notes must instruct the Holder of such Notes (i.e., the custodian bank, depositary, broker, trust company or other nominee that is the Participant with respect to such Notes) as of the Record Date to deliver a Consent to the Information Agent (as defined below) on such beneficial owner’s behalf. See “—Procedures for Consenting to the Proposed Amendments.” Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadline for participation in the applicable Consent Solicitation. Accordingly, beneficial owners wishing to Consent pursuant to the applicable Consent Solicitation should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the time by which such owner must take action in order to so participate. The Supplemental Indentures will provide that the Proposed Amendments will become operative with respect to such series of Notes only upon both (i) the payment by the Company of the applicable Consent Fee and (ii) the Company entering into the applicable Registration Rights Agreement. With respect to each Supplemental Indenture, Holders will be permitted to revoke their Consents until the applicable Effective Time. The Effective Time of a Consent Solicitation may occur prior to such Consent Solicitation’s Expiration Time. Holders will be permitted to submit their Consents until the applicable Expiration Time, even if the applicable Effective Time precedes the applicable Expiration Time. Holders who (1) do not deliver their Consents to the applicable Proposed Amendments prior to the applicable Expiration Time, (2) do not deliver their Consents to the applicable Proposed Amendments in accordance with the procedures and instructions set forth in this Solicitation Statement or (3) revoke their Consents and do not validly redeliver their Consents prior to the applicable Expiration Time will not receive any applicable Consent Fee.

6 The Company reserves the right, in its sole discretion, to terminate any Consent Solicitation at any time. If a Consent Solicitation is terminated, all Consents received pursuant to such Consent Solicitation shall be automatically revoked and void, and the Company will not be obligated to either (a) pay the applicable Consent Fee or (b) enter into the applicable Registration Rights Agreement. Upon payment by the Company of the applicable Consent Fee to the Information Agent (or at the direction of the Information Agent, to DTC), the Information Agent or DTC, as the case may be, will transmit such payments in respect of the applicable Notes to the Participants that delivered the Consents. The Participants will be responsible for distributing the applicable Consent Fee to beneficial owners entitled to receive such Consent Fee as appropriate, and none of the Company, the Trustees, the Information Agent, the Solicitation Agents or any other party will be responsible for making such distribution or for ensuring that the Information Agent, DTC or the Participants make such distribution. Under no circumstances will any interest or other charges be payable by either the Company or any Participants as a result of any delay in the transmission or crediting of the applicable Consent Fee by the Information Agent or DTC. NONE OF THE SOLICITATION AGENTS, THE INFORMATION AGENT OR THE TRUSTEES MAKES ANY RECOMMENDATION AS TO WHETHER ANY HOLDER SHOULD DELIVER A CONSENT, AND NO ONE HAS BEEN AUTHORIZED BY ANY OF THEM TO MAKE SUCH A RECOMMENDATION. HOLDERS MUST MAKE THEIR OWN DECISIONS AS TO WHETHER TO DELIVER A CONSENT. Any questions or requests for assistance or for additional copies of this Solicitation Statement or related documents may be directed to the Information Agent at its telephone number set forth on the last page hereof. A Holder may also contact the Solicitation Agents at the applicable telephone number set forth on the last page hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the applicable Consent Solicitation. Conditions to the Payment of the Applicable Consent Fee and Consent Consideration The obligation of the Company to pay the applicable Consent Fee and enter into the applicable Registration Rights Agreement with respect to each series of Notes is conditioned on: (A) the valid delivery (without valid revocation) of the applicable Requisite Consents prior to the applicable Expiration Time with respect to each series of Notes; (B) the prior or concurrent execution and delivery of the applicable Supplemental Indenture; and (C) the absence of any law or regulation which could, and the absence of any pending or threatened injunction or action or other proceeding which could, make unlawful or invalid or enjoin the implementation of any of the Consent Solicitations or any transaction described herein or that could question the legality or validity thereof. The Company may, in its sole discretion, terminate any Consent Solicitation, allow any Consent Solicitation to lapse, extend the Expiration Time with respect to one or more Consent Solicitations without extending such date for any other Consent Solicitation, and continue soliciting Consents pursuant to any Consent Solicitation or otherwise amend the terms of any Consent Solicitation, including the waiver of any or all of the conditions set forth herein with respect to any Consent Solicitation. The Company may also terminate, cause to lapse, extend, amend or waive any condition with respect to any Consent Solicitation without taking such action with respect to any other Consent Solicitation. The Proposed Amendments constitute a single proposal with respect to each series of Notes, and a consenting Holder must consent to the Proposed Amendments as an entirety with respect such Notes and may not consent selectively with respect to certain of the Proposed Amendments. For a description of the Proposed Amendments, see Annex A hereto. Subject to the additional terms and conditions described herein, the applicable Consent Fee will be paid to the Holders as of the Record Date who validly deliver (and not revoke) their Consents to the Proposed on the date that the Company enters into the applicable Registration Rights Agreement. The Supplemental Indentures will provide that the Proposed Amendments will become operative with respect to such series of Notes only upon both payment by the Company of the applicable Consent Fee and the Company entering into the applicable Registration Rights Agreement. If a Holder as of the Record Date delivers a related Consent and subsequently transfers its Notes, any payment pursuant to a related Consent Solicitation with respect to such related Notes will be made to such Holder as of the Record Date rather than to such Holder’s transferee.

7 The Supplemental Indentures will provide that the Proposed Amendments will become operative with respect to such series of Notes only upon both payment by the Company of the applicable Consent Fee and the Company entering into the applicable Registration Rights Agreement. Procedures for Consenting to the Applicable Proposed Amendments General Each Holder who delivers a Consent pursuant to a Consent Solicitation in accordance with the procedures set forth in this Solicitation Statement will be deemed to have consented to the applicable Proposed Amendments in respect of the Notes for which it has delivered Consents and to have directed the applicable Trustee to execute and deliver the applicable Supplemental Indenture effecting such Proposed Amendments. Each Consent Solicitation is being made to all persons in whose name a Note was registered as of the Record Date and their duly appointed proxies, including Participants. Only Holders or their duly designated proxies may execute and deliver a Consent. In order to provide a Consent, each person who is shown in the records of the clearing and settlement systems of DTC as a Holder on the Record Date must submit, at or prior to the applicable Expiration Time, a Consent in the applicable manner described below. The Company will accept Consents given in accordance with the customary procedures of DTC’s ATOP (as set forth below). A beneficial owner of an interest in Notes held in an account of a Participant who wishes a Consent to be delivered must properly instruct such Participant sufficiently in advance of the applicable Expiration Time to cause a Consent to be given by such Participant in respect of such Notes. The execution and delivery of a Consent will not affect a Holder’s right to sell or transfer Notes. All validly delivered Consents received by the Information Agent prior to the applicable Expiration Time will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the Holder as of the Record Date revokes such Consent prior to the applicable Expiration Time by following the procedures set forth under “—Revocation of Consents to the Applicable Proposed Amendments” below. The transfer of Notes after the Record Date will not have the effect of revoking any Consent validly delivered to the Information Agent. Each Consent properly received by the Information Agent will be counted notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revoking Consents described under “—Revocation of Consents to the Applicable Proposed Amendments” below has been complied with. The applicable Consent Fee will be paid to Holders who have delivered (and not revoked) valid Consents prior to the applicable Expiration Time pursuant to the terms hereof, notwithstanding any subsequent transfer of such Notes. CONSENTS MUST BE ELECTRONICALLY DELIVERED IN ACCORDANCE WITH DTC’S ATOP PROCEDURES. The registered ownership of a Note as of the Record Date shall be proved by the applicable Trustee under the related Indenture, as registrars of the Notes. The ownership of Notes held through DTC by Participants shall be established by DTC security position listings provided by DTC as of the Record Date. With respect to each Consent Solicitation, all questions as to the form of documents and validity, eligibility (including time of receipt), conformity and regularity of and revocation of approvals of the applicable Proposed Amendments will be determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all Consents that it determines are not in proper form or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any defect or irregularity in the Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other applicable Holders. The Company’s interpretation of the terms and conditions of each Consent Solicitation will be final and binding. None of the Company, the Trustees, the Information Agent or the Solicitation Agents or any other person will be under any duty to give notification of any defects or irregularities in the Consents or any revocations thereof or will incur any liability for failure to give any such notification. How to Consent Each Consent Solicitation is being conducted in a manner eligible for use of DTC’s ATOP. As of the date hereof, all of the Notes held through DTC are registered in the name of the nominee of DTC. In turn, the Notes are recorded on DTC’s books in the names of Participants who hold Notes either for themselves or for the ultimate beneficial owners. In order to cause Consents to be delivered,

8 Participants must electronically deliver a Consent by causing DTC to temporarily transfer and surrender their Notes to the Information Agent in accordance with DTC’s ATOP procedures. By making such transfer, Participants will be deemed to have delivered a Consent with respect to any Notes so transferred and surrendered. DTC will verify each temporary transfer and surrender of Notes and confirm the electronic delivery of a Consent by sending an Agent’s Message (as defined below) to the Information Agent. In accordance with DTC’s ATOP procedures, a Consent for each series of Notes must be delivered in minimum denominations of $2,000 and in integral multiples of $1,000. Holders desiring to deliver their Consents prior to the applicable Expiration Time should note that they must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date. Consents not delivered prior to the applicable Expiration Time will be disregarded and of no effect. No Letter of Transmittal or Consent Form No consent form or letter of transmittal needs to be executed in relation to the Consent Solicitations or the Consents delivered through DTC. The valid electronic delivery of Consents through the temporary transfer and surrender of existing Notes in accordance with DTC’s ATOP procedures shall constitute a written consent to the applicable Consent Solicitation. Book-Entry Transfer The Information Agent will establish ATOP accounts (i.e., Contra CUSIPs) on behalf of the Company with respect to the Notes held in DTC promptly after the date hereof. The Information Agent and DTC will confirm that each Consent Solicitation is eligible for ATOP, whereby Participants may make book-entry delivery of Consents by causing DTC to transfer Notes into the applicable Contra CUSIP or electronically deliver the Consents. Deliveries of Consents are effected through the ATOP procedures by delivery of an Agent’s Message (as defined below) by DTC to the Information Agent. The confirmation of a book-entry transfer into the ATOP accounts at DTC is referred to as a “Book-Entry Confirmation.” Delivery of required documents to DTC does not constitute delivery to the Information Agent. The Notes for which a Consent has been delivered through ATOP as part of the Consent Solicitations prior to the applicable Expiration Time will be held under one or more temporary CUSIP numbers (i.e., Contra CUSIPs) during the period beginning at the time the Participant electronically delivers a Consent and ending on the earlier of (i) the applicable Expiration Time, (ii) the date on which the Participant revokes its Consent and (iii) the date on which the applicable Consent Solicitation is terminated. The term “Agent’s Message” means a message transmitted by DTC and received by the Information Agent, which states that DTC has received an express acknowledgment from the Participant delivering Consents that such Participant (i) has received and agrees to be bound by the terms of the applicable Consent Solicitation as set forth herein and that the Company may enforce such agreement against such participant and (ii) consents to the applicable Proposed Amendments and the execution and delivery of the related Supplemental Indenture as described herein. Revocation of Consents to the Applicable Proposed Amendments The time of execution and delivery of each Supplemental Indenture, which may occur prior to the applicable Expiration Time, is referred to herein, in each case, as the Effective Time. With respect to each Supplemental Indenture, Holders will be permitted to revoke their Consents until the applicable Effective Time. Holders will be permitted to submit their Consents until the applicable Expiration Time, even if the applicable Effective Time precedes the applicable Expiration Time. Holders who (1) do not deliver their Consents to the applicable Proposed Amendments prior to the applicable Expiration Time, (2) do not deliver their Consents to the applicable Proposed Amendments in accordance with the procedures and instructions set forth in this Solicitation Statement or (3) revoke their Consents and do not validly redeliver their Consents prior to the applicable Expiration Time will not receive any applicable Consent Fee. With respect to each Consent Solicitation, any Holder who has delivered a Consent may revoke such Consent by delivering a properly formatted and transmitted revocation request message to the Information Agent prior to the Effective Time for such Consent Solicitation. In order to be valid, a revocation request must specify the name of the person who delivered the Consent and the Notes to which it relates and the aggregate principal amount of the Notes represented by such revocation. All revocations of Consents by Holders of the Notes must be delivered in accordance with the customary procedures of DTC’s ATOP. As described above, following the applicable Effective Time, Holders may not revoke any Consent to the applicable Proposed Amendments previously given. The transfer of Notes after the Record Date will not have the effect of revoking any Consent validly delivered to the Information Agent.

9 All questions as to the validity of notices of revocation will be determined by the Company, and its determination will be final and binding. None of the Company, the Solicitation Agents, the Trustees, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of revocation or incur any liability for failure to give any such notification. The Company reserves the right, in its sole discretion, to terminate any Consent Solicitation at any time. Termination, Amendments and Extensions With respect to each Consent Solicitation, the Company reserves the right, in its sole discretion: ● to terminate or amend, waive or modify any of the terms of such Consent Solicitation in any respect, at any time and for any reason, by giving notice to the Solicitation Agents and the Information Agent; ● to extend such Consent Solicitation for any reason from time to time; and ● not to extend such Consent Solicitation beyond the original applicable Expiration Time or any date to which such Consent Solicitation has been previously extended. Consents to the applicable Proposed Amendments submitted prior to the public announcement of an extension of such Consent Solicitation as provided below will remain in effect unless revoked by the Holder delivering such Consent. With respect to each Consent Solicitation, in the event the Company determines to extend the applicable Expiration Time, the Company will notify the Information Agent in writing or orally (confirmed in writing) of any such extension and will make a public announcement thereof following the previously scheduled applicable Expiration Time. The Company may extend one or more Consent Solicitations on a daily basis or for such specified period of time as determined in its sole discretion. Failure by any applicable Holder or beneficial owner of the applicable Notes to learn of such public announcement will not affect the extension of a Consent Solicitation. With respect to each Consent Solicitation, if the Company makes a material change in the terms of such Consent Solicitation or in the information concerning such Consent Solicitation or if it waives a material condition to such Consent Solicitation, it will disclose such change or waiver in a public announcement and, if required by applicable law, disseminate additional Consent Solicitation materials. Without limiting the manner in which the Company may choose to make any public announcements, the Company will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to any appropriate news agency. In addition, the Company reserves the right, in its sole discretion, from time to time, to change and/or modify the Consent Fee (including any increases thereof) with respect to one or more of the Consent Solicitations without offering a corresponding change or modification to each of the other Consent Solicitations, and to extend the Expiration Time with respect to one or more Consent Solicitations without extending such date for any other Consent Solicitations.

10 TAXATION The following is a description of the principal U.S. federal income tax consequences that may be relevant to a Holder of the Notes with respect to the applicable Consent Solicitation. This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your own tax advisors about the tax consequences of investing in, holding the Notes and delivering Consents, including the relevance to your particular situation of the considerations discussed below, as well as of state, local and other tax laws. This summary is based upon tax laws of the United States as in effect on the date of this Solicitation Statement, which are subject to change, possibly with retroactive effect, and to differing interpretations. Each Holder should consult its tax advisor with respect to U.S. federal, state, local and foreign tax consequences of the applicable Consent Solicitations. Certain United States Federal Income Tax Considerations The following discussion summarizes certain U.S. federal income tax considerations with respect to the adoption of the Proposed Amendments and the payment of the Consent Fee. This discussion is for general information purposes only and does not consider all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder’s individual circumstances or to certain types of holders subject to special tax rules, including, without limitation, banks and other financial institutions, dealers or traders in securities or currencies, insurance companies, tax-exempt entities, dealers in securities, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, U.S. expatriates or former long-term U.S. residents, traders in securities who elect to apply a mark-to-market method of accounting, persons that hold Notes as part of a “straddle,” a “conversion transaction,” “constructive sale,” or other “integrated transaction,” U.S. Holders whose “functional currency” is not the U.S. dollar, persons that own, actually or constructively, more than 10% of our stock, persons subject to the alternative minimum tax, persons who are accrual method taxpayers that are required to include certain amounts in gross income no later than the date such amounts are included in an applicable financial statement pursuant to section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and S corporations, partnerships and other pass-through entities (or investors in such). In addition, this discussion does not address state, local or non-U.S. tax considerations, any U.S. federal tax considerations other than U.S. federal income taxation (such as estate or gift taxes) or the Medicare tax on certain investment income. This summary applies only to holders that hold Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is based on the Code and applicable U.S. Treasury Regulations (“Regulations”), rulings, administrative pronouncements and judicial decisions in effect as of the date hereof, all of which are subject to change, perhaps retroactively, so as to result in U.S. federal income tax considerations that are different from those discussed below. The Company has not obtained, and does not intend to obtain, a ruling from the Internal Revenue Service (“IRS”) with respect to the U.S. federal income tax considerations described herein and, as a result, there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein or that a court would not agree with the IRS. As used herein, “U.S. Holder” means a beneficial owner of Notes that is, for U.S. federal income tax purposes: • an individual who is a citizen or resident of the United States; • a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or that is otherwise treated as a U.S. tax resident under the Code; • an estate the income of which is subject to U.S. federal income taxation regardless of its source; or • a trust if (i) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable Regulations to be treated as a United States person. As used herein, “Non-U.S. Holder” means a beneficial owner of Notes that is an individual, corporation, trust or estate for U.S. federal income tax purposes and is not a U.S. Holder or any entity or arrangement treated as a partnership for U.S. federal income tax purposes. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and on the activities of the partnership.

11 Partners of partnerships holding Notes are urged to consult their tax advisors regarding the tax consequences to them of the adoption of the Proposed Amendments and the payment of the Consent Fee. The following discussion is for general information only and is not tax advice. Accordingly, U.S. Holders should consult their tax advisor as to the particular tax consequences to such holder of the adoption of the Proposed Amendments and the payment of the Consent Fee, including the applicability and effect of any federal, state, local, or non-U.S. tax laws and any changes in applicable tax laws. Certain Tax Consequences of Substitution of the Company as an Issuer Under the Proposed Amendments, we may substitute the Company for a direct or indirect parent of the Company or any subsidiary of the Company that owns, or after the substitution, will own, a majority of the assets of the Company for purposes of the indentures governing the Notes. Such a modification to the terms of the Notes could be treated for U.S. federal income tax purposes as a deemed exchange of (i) the Notes as in place prior to such modifications for (ii) Notes as in place after such modifications (“Modified Notes”). If such modifications were to result in a deemed exchange, such a deemed exchange could be treated as a taxable transaction for U.S. federal income tax purposes in which certain holders of the Notes could be required to recognize gain or loss. The amount of any gain or loss recognized upon such a deemed exchange of a Note for a Modified Note would be determined by reference to the “issue price” of the Modified Note. The issue price of a Modified Note will equal the fair market value of such Modified Note at the time of the deemed exchange if such Modified Note were considered “publicly traded” for U.S. federal income tax purposes. The rules regarding the determination of issue price are complex and highly detailed. If such a substitution is treated as a taxable transaction for U.S. federal income tax purposes, a holder’s holding period in a Modified Note treated as received in the substitution generally will commence on the day after the substitution, and a holder’s tax basis in such Modified Note would generally equal the issue price of such Modified Note. If the issue price of such Modified Note is less than its stated redemption price at maturity by more than a de minimis amount, such Modified Note will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. In such event, holders would be required to include that OID in their income as it accrues, in advance of the receipt of cash corresponding to such income. Additionally, such a substitution may impact the source of interest income received by a holder with respect to the Modified Notes, and the tax consequences of continuing ownership and transactions (including dispositions) involving the Modified Notes may be different, and subject to tax rules imposed by the jurisdiction of the new issuer. Holders should consult their own tax advisors as to the tax considerations relating to modification of the Notes in connection with a substitution, including the U.S. federal income tax considerations of a deemed exchange and resulting OID, if any. U.S. Holders The following portion of this summary applies only to U.S. Holders of the Notes. Receipt of the Consent Fee The U.S. federal income tax treatment of the receipt of the Consent Fee is unclear. The Company intends to treat the Consent Fee paid to a U.S. Holder of Notes, for U.S. federal income tax purposes, as separate consideration to such U.S. Holder for consenting to the Proposed Amendments. If so treated, the U.S. Holder should recognize ordinary income equal to the amount of cash received. Other treatments of the Consent Fee are possible. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax treatment of the Consent Fee. Tax Consequences of the Consent Solicitation to Consenting U.S. Holders of Notes The U.S. federal income tax consequences to a consenting U.S. Holder of the adoption of the Proposed Amendments and the payment of the Consent Fee will depend, in part, upon whether, for U.S. federal income tax purposes, the adoption of the Proposed Amendments and the payment of the Consent Fee constitute a “significant modification” of the Notes held by such holder and, if so, whether the resulting deemed exchange (the “Deemed Exchange”) of “new” Notes for “old” Notes constitutes a recapitalization for U.S. federal income tax purposes. Generally, the modification of a debt instrument is a significant modification only if, based on all the facts and circumstances, the legal rights or obligations under such instrument are modified in a manner that is “economically significant.” The applicable Regulations provide that the addition, deletion or alteration of customary accounting or financial covenants relating to a debt instrument does not give rise to a significant modification of the debt instrument. However, the Regulations do not define “customary accounting or financial covenants” and do not otherwise directly address all of the modifications of the Notes that would occur upon adoption of the Proposed Amendments.

12 The Regulations further provide that a change in yield of a debt instrument is a significant modification if the yield on the modified obligation, computed in the manner described in the Regulations, varies from the annual yield on the unmodified instrument (determined on the date of the modification) by more than the greater of (i) 1/4 of 1% and (ii) 5% of the annual yield of the unmodified instrument. For purposes of determining the yield of the modified debt instrument, payments (such as the Consent Fee) paid to the holders as consideration for the modification are taken into account. The Regulations also provide that a modification that releases, substitutes, adds or otherwise alters the collateral for, a guarantee on, or other form of credit enhancement for a recourse debt instrument is a significant modification only if the modification results in a change in payment expectations. The Regulations provide that a change in payment expectations occurs if, as a result of a transaction, there is a substantial enhancement of the obligor’s capacity to meet the payment obligations under a debt instrument and that capacity was primarily speculative prior to the modification and is adequate after the modification. Alternatively, the Regulations provide that a change in payment expectations occurs if, as a result of a transaction, there is a substantial impairment of the obligor’s capacity to meet the payment obligations under a debt instrument and that capacity was adequate prior to the modification and is primarily speculative after the modification. Although the issue is not free from doubt, the Company believes that the adoption of the Proposed Amendments and the payment of the Consent Fee should not constitute a significant modification of the Notes for U.S. federal income tax purposes. If this treatment is respected, there will be no tax consequences to a consenting U.S. Holder of the Notes resulting from the adoption of the Proposed Amendments and the payment of the Consent Fee other than those consequences to holders discussed above in “—Receipt of the Consent Fee”. If, notwithstanding the Company’s intended treatment, the IRS successfully asserted that the adoption of the Proposed Amendments and/or the payment of the Consent Fee were to constitute a significant modification of the Notes, it would result in a fully taxable Deemed Exchange to consenting U.S. Holders unless the Deemed Exchange qualified as a recapitalization for U.S. federal income tax purposes. Consenting U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of holding the Notes after the adoption of the Proposed Amendments and the payment of the Consent Fee and the possible U.S. federal income tax consequences of any Deemed Exchange thereof. Non-Consenting U.S. Holders As discussed above, although the issue is not free from doubt, the Company believes that the adoption of the Proposed Amendments will not cause a significant modification of the Notes. If this treatment is respected, there will be no tax consequences to a non- consenting U.S. Holder of the Notes resulting from the adoption of the Proposed Amendments. Information Reporting and Backup Withholding Information reporting generally will apply to payment of the Consent Fee to U.S. Holders and with respect to any deemed payments if the adoption of the Proposed Amendments resulted in a Deemed Exchange of Notes, and U.S. Holders will generally be subject to backup withholding unless such U.S. Holder (i) is an exempt recipient and, when required, establishes this exemption, or (ii) provides a correct taxpayer identification number, certifies that it is not currently subject to backup withholding tax and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide the Company with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under these rules will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. Holders The following portion of this summary applies only to Non-U.S. Holders of the Notes. Receipt of the Consent Fee As described in more detail above under “U.S. Holders— Receipt of the Consent Fee,” although the U.S. federal income tax treatment of the receipt of the Consent Fee is unclear, the Company intends to treat the Consent Fee paid to a U.S. Holder of Notes, for U.S. federal income tax purposes, as separate consideration to such U.S. Holder for consenting to the Proposed Amendments. Accordingly, the Company expects that the withholding agent will withhold U.S. federal income tax at a rate of 30% from the Consent Fee paid to a

13 Non-U.S. Holder, unless the Non-U.S. Holder establishes (i) that the Consent Fee is effectively connected with the Non-U.S. Holder’s U.S. trade or business (by delivering a properly executed IRS Form W-8ECI or other applicable form) or (ii) that the Non-U.S. Holder is eligible for an exemption from or a reduction in the rate of withholding under an applicable income tax treaty (by delivering a properly executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8). If withholding results in an overpayment of taxes, a refund or credit may be obtainable, provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their own tax advisors regarding the tax treatment of the Consent Fee and the availability of a refund of U.S. federal withholding taxes. If a Non-U.S. Holder is engaged in a trade or business in the United States and the Consent Fee is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will be subject to U.S. federal income tax on the Consent Fee at regular graduated income tax rates generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, if a Non-U.S. Holder is a corporation, it may be subject to branch profits tax, currently at a rate of 30% (or a lesser rate determined under an applicable income tax treaty), on its effectively connected earnings and profits, subject to adjustment. Tax Consequences of the Consent Solicitation to Consenting Non-U.S. Holders of Notes As described in more detail above under “U.S. Holders—Tax Consequences of the Consent Solicitation to Consenting U.S. Holders of Notes,” although the issue is not free from doubt, the Company believes that the adoption of the Proposed Amendments and the payment of the Consent Fee should not constitute a significant modification of the Notes for U.S. federal income tax purposes. If this treatment is respected, there will be no tax consequences to a consenting Non-U.S. Holder of the Notes resulting from the adoption of the Proposed Amendments and the payment of the Consent Fee other than those consequences to holders discussed above in “— Receipt of the Consent Fee”. Even if the adoption of the Proposed Amendments or the payment of the Consent Fee were to result in a Deemed Exchange of Notes for U.S. federal income tax purposes, a Non-U.S. Holder generally would not be subject to U.S. federal income tax on any gain or loss recognized on the Deemed Exchange of such Notes, or interest deemed received, unless certain exceptions apply. Consenting Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of holding the Notes after the adoption of the Proposed Amendments and the payment of the Consent Fee and the possible U.S. federal income tax consequences of any Deemed Exchange thereof. Non-Consenting Non-U.S. Holders As discussed above, although the issue is not free from doubt, the Company believes that the adoption of the Proposed Amendments will not cause a significant modification of the Notes. If this treatment is respected, there will be no tax consequences to a non- consenting Non-U.S. Holder of the Notes resulting from the adoption of the Proposed Amendments. Information Reporting and Backup Withholding Information reporting requirements may apply to the payment of the Consent Fee to Non-U.S. Holders and with respect to any deemed payments if the adoption of the Proposed Amendments resulted in a Deemed Exchange of Notes. In general, backup withholding will not apply to payments to a Non-U.S. Holder, provided that if such payment is made through certain U.S. intermediaries, such Non- U.S. Holder provides an applicable IRS Form certifying as to its non-U.S. status or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under these rules will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and, if withholding results in an overpayment of tax, may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS. FATCA Withholding taxes under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States if not treated as effectively connected with a U.S. trade or business, and paid to (i) a foreign financial institution (for which purposes includes foreign broker- dealers, clearing organizations, investment companies, hedge funds and certain other investment entities) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or otherwise qualifies for an exemption from this withholding or (ii) a non-financial foreign entity that is a beneficial owner of the payment unless

14 such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements or otherwise qualifies for an exemption from this withholding. An intergovernmental agreement between the United States and an applicable foreign country or future Treasury Regulations may modify these requirements. As the treatment of the Consent Fee is uncertain and the Company intends to treat the Consent Fee paid to a holder of Notes, for U.S. federal income tax purposes, as separate consideration to such holder for consenting to the Proposed Amendments, the Consent Fee may be subject to withholding under FATCA unless the requirements described above are satisfied. Non-U.S. Holders are urged to consult their tax advisors regarding the effects of FATCA on the Consent Solicitations. The foregoing summary included herein is necessarily for general information only. U.S. Holders are urged to consult their tax advisors as to the specific consequences to them of the Consent Solicitation, including the applicability of state, local and non- U.S. income and other tax laws.

15 SOLICITATION AGENTS AND INFORMATION AGENT General The Company has retained RBC Capital Markets, LLC, Barclays Capital Inc., BMO Capital Markets Corp. and Mizuho Securities USA LLC to act as Solicitation Agents (collectively, the “Solicitation Agents”) in connection with the Consent Solicitations. The Solicitation Agents will solicit Consents and will be compensated on customary terms and reimbursed for reasonable expenses in connection therewith. The Solicitation Agents have not been retained to render an opinion as to the fairness of the Consent Solicitations. D.F. King & Co., Inc. will act as Information Agent in connection with the Consent Solicitations, for which it will be paid customary fees and reimbursements for certain reasonable expenses. The Company has agreed to indemnify the Solicitation Agents and the Information Agent against certain liabilities and expenses including liabilities under applicable securities laws. The Solicitation Agents from time to time have provided, and may in the future provide, various financial advisory and other services, including commercial banking and/or investment banking services, for the Company and its affiliates for which they have received or will receive customary fees and expenses, including acting as an initial purchaser of certain series of the Notes. At any given time, the Solicitation Agents may trade any of the Notes for their own respective accounts or for the accounts of customers and, accordingly, may hold a long or short position in any of the Notes. Neither the Solicitation Agents nor the Information Agent assume any responsibility for the accuracy or completeness of the information contained in this Solicitation Statement or for any failure by the Company to disclose events that may have occurred or may affect the significance or accuracy of that information. The Company has not authorized any person (including the Solicitation Agents and the Information Agent) to give any information or to make any representations in connection with the Consent Solicitations other than as set forth herein and, if given or made, such information or representations should not be relied upon as having been authorized by the Company, its affiliates, the Trustees, the Information Agent, the Solicitation Agents or any other person. Fees and Expenses The expenses of the Consent Solicitations will be borne by the Company. The Consent Solicitations are being made by the Company. The Consent Solicitations may be made by mail, telephone, facsimile or electronic means or in person by officers and employees of the Company and its affiliates, who will not receive additional compensation therefor. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward the Consent Solicitations Materials to the beneficial owners of the Notes. The Company will reimburse such forwarding agents for reasonable out-of-pocket expenses incurred by them, but no compensation will be paid for their services.

Annex A-1 ANNEX A: DESCRIPTION OF THE PROPOSED AMENDMENTS The Company is soliciting the Consents from the Holders to the Proposed Amendments and to the execution and delivery by the Trustee of the Supplemental Indentures. The Proposed Amendments will not modify, alter, or restate any of the fundamental or economics terms (including the tenor, interest rate, redemption dates or premiums) of any of the Notes under the Indentures. For the avoidance of doubt, no amendment to any of the Indentures will be made to the extent it requires consent from each affected holder of the applicable series of Notes, and the Proposed Amendments solely require the consent from a majority in aggregate principal amount of the applicable series of Notes as of the Record Date (not including any Notes of such series that are owned by the Issuers or any of their respective affiliates). The Proposed Amendments constitute a single proposal, and the delivery of a Consent by a Holder will constitute Consent to the Proposed Amendments in their entirety, and a Holder may not Consent selectively to specific Proposed Amendments. A Holder who validly delivers a Consent will be deemed to provide a direction to the Trustee to execute Supplemental Indentures giving effect to the Proposed Amendments. The Indentures governing the Notes contain “high-yield” covenants, including debt, restricted payments and transactions with affiliates. The “high-yield” covenants contained in the Indentures are currently suspended and do not restrict the Company given that at least two rating agencies have assigned an investment grade rating to such Notes. As a result of the Company obtaining investment grade ratings from two of the three rating agencies and our growth and de- leveraging, we are conducting the Consent Solicitations to, among other reasons, to amend each Indenture (as defined below) to conform certain provisions and restrictive covenants (and definitions related thereto) in each of the Indentures to (i) reflect our investment-grade status and (ii) the corresponding provisions and restrictive covenants (and definitions related thereto) set forth in the 2032 Notes Indenture. The Proposed Amendments to the Indentures governing the Notes are included in Exhibit I to this Annex A hereto and summarized below. The Proposed Amendments included in the summary below and in Exhibit I to this Annex A portray the results of the Proposed Amendments on the applicable Indentures. For illustrative purposes, only the provisions which are modified, deleted, or added by the Proposed Amendments are depicted therein. The following summary is qualified in its entirety by reference to each Indenture and the Proposed Amendments included in Exhibits I hereto. (1) Article One (“Definitions and Incorporation by Reference”) of the 2031 Notes Indenture would be modified in the manner indicated in Exhibit I attached hereto, which would add, amend and delete definitions from the 2031 Notes Indenture as a result of the Proposed Amendments. (2) Article One (“Definitions and Incorporation by Reference”) of the Indentures would be modified in the manner indicated in Exhibit I attached hereto, which would add and amend the definitions to the Indentures as a result of the Proposed Amendments. (3) Article Four (“Covenants of the Company”) of such Indenture would be modified in the manner indicated in Exhibit I attached hereto, which, among other amendments, would (i) amend the “Limitation on Liens” covenant by limiting the Company’s ability and the ability of the Company’s significant restricted subsidiaries that guarantee the applicable Notes to create certain liens on future Principal Property (as defined in Exhibit I hereto), (ii) add a “Limitations on Sale and Leaseback” covenant and (iii) permanently eliminate the following covenants even if the Company ceases to retain its investment grade ratings: Section 4.08 – Limitation on Incurrence of Additional Debt and Issuance of Capital Stock Section 4.09 – Limitation on Restricted Payments Section 4.11 – Limitation on Asset Sales Section 4.12 – Limitation on Restrictions on Distributions from Restricted Subsidiaries Section 4.13 – Limitation on Affiliate Transactions

Annex A -2 Section 4.15 –Limitation on Guarantees of Debt by Restricted Subsidiaries (4) Article Five (“Successor Corporation”) of such Indenture would be modified in the manner indicated in Exhibit I attached hereto, which would, among other amendments, amend the covenant to eliminate (i) certain conditions relating to the Company’s ability to merge, consolidate, sell or otherwise dispose of all or substantially all of its assets as a result of the deletion of the “Limitation on Incurrence of Additional Debt and Issuance of Capital Stock” covenant and other Proposed Amendments and (ii) the restrictions on the ability of the Company’s, subsidiary guarantors’ to merge, consolidate, sell or otherwise dispose of all or substantially all of their respective assets. (5) with respect to the 2031 Notes Indenture, add a provision in the manner indicated in Exhibit I attached hereto that permits the Company to substitute itself as an issuer of the applicable Notes provided that certain conditions are met (6) with respect to the 2032 Notes Indenture, amend the Substitution of the Company in the manner indicated in Exhibit I attached hereto to permit the Company to be substituted with any subsidiary of the Company that owns, or after the substitution, will own, a majority of the assets of the Company. (7) the Measuring Compliance provision of such Indenture would be modified in the manner indicated in Exhibit I attached hereto with respect to measuring whether any lien or permitted lien is permitted to be incurred in compliance with such Indenture. (8) Section 9.01 (“Without Consent of Holders”) of such Indenture would be modified in the manner indicated in Exhibit I hereto to permit the Company and the Trustee to amend the applicable Indenture without the consent of any Holder in order to make any other change to provide for the registration of the Notes as provided by the Registration Rights Agreement. The Proposed Amendments would also make certain other changes to the Indentures of a technical or conforming nature, including the deletion of those definitions from the Indentures that are used only in sections that would be eliminated as a result of the deletion of the foregoing sections and sub-sections, and cross-references in the Indentures will be revised to reflect the deletion of the foregoing sections.

Exhibit I -1 EXHIBIT I This Exhibit I portrays the results of the Proposed Amendments on the applicable Indenture. For illustrative purposes, only the provisions which are modified, deleted, or added by the Proposed Amendments are depicted herein. Except as noted below, such Proposed Amendments will amend each of the Indentures. The existing Indentures would be amended by deleting the stricken text (indicated in the same manner as the following example: stricken text) and adding the inserted text (indicated in the same manner as the following example: inserted text) as set forth below. ARTICLE 1 Definitions and Incorporation by Reference The definitions in the 2031 Notes Indenture would be amended by deleting the stricken text (indicated in the same manner as the following example: stricken text) and adding the inserted text or new definitions (indicated in the same manner as the following example: inserted text or new definition) as set forth below. “ABL Revolving Loan” means the revolving credit facility under the Third Fifth Amended and Restated Credit Agreement dated as of May 8, 2017 August 9, 2021 (as amended), among the Company, certain Subsidiaries of the Company, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch Cobank, ACB, as administrative agent and collateral agent, and the other lenders party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders. “Batista Family” includes José Batista Sobrinho, together with his wife, sons and daughters, or any of their respective heirs and any any trust or family limited partnershipPerson established and controlled by any of the foregoing. “Cash Equivalents” means any of the following: (1) any Investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof and maturing within one year of acquisition thereof; (2) Investments in eurodollar time deposits, time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250 million and (a) in the case of such Investments maturing later than 180 days from the date of acquisition thereof, whose long-term debt, or whose parent holding company’s long-term debt, is rated “BBB-” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act) and (b) in the case of such Investments maturing not later than 180 days from the date of acquisition thereof, whose short term debt, or whose parent holding company’s long-term debt, is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act); (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above; (4) Investments in commercial paper, maturing not more than 360 days after the date of acquisition, with a rating an Investment Grade Rating at the time as of which any investment therein is made of “P-3” (or higher) according to Moody’s or “A-3” (or higher) according to S&P; (5) Investments in securities maturing not more than 360 days after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing

Exhibit I -2 authority thereof, and rated at least “A” by S&P or “A” by Moody’s; (6) Debt or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’san Investment Grade Rating with maturities of 12 months or less from the date of acquisition; (7) Investments in mutual funds whose investment guidelines restrict substantially all of such funds’ investments to those satisfying the provisions of clauses (1) through (6) above; and (8) in the case of any Foreign Subsidiary, investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through (7) of this definition and are used in the ordinary course of business by similar companies for cash management purposes in the relevant jurisdiction. “Change of Control” means the occurrence of any of the following events: (1) any the sale, lease, exchange or other transfer, in one transaction or a series of related transactions (other than by way of merger or consolidation)transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any a Personor Group (whether or not otherwise in compliance with the provisions of this Indenture), other than to one or more of the Permitted Holders;, other than a Restricted Subsidiary or one or more Permitted Holders; or (2) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Issue Date), other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of more than 50% of the total voting power of the outstanding Voting Stock of the Company on a fully diluted basis; oras in effect on the Issue Date) of more than 50% of the total voting power of the Voting Stock of the Company other than in connection with any transaction or series of transactions in which the Company shall become the wholly owned subsidiary (other than any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of a direct or indirect parent entity of the Company of which no person or group, as noted above, holds 50% or more of the total voting power (other than a Permitted Holder). (3) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the indenture). For purposes of this definition, any direct or indirect holding company of the Company shall not itself be considered a “person” or “group”; provided that no “person” or “group” (other than one or more of the Permitted Holders) beneficially owns, directly or indirectly, more than a majority of the total voting power of the Voting Stock of such holding company. “Change of Control Triggering Event” means (x) the occurrence of a Change of Control that is accompanied or followed by a downgrade of the notes within the Ratings Decline Period by both each of the Ratings Agencies and (y) the rating of the notes on any day during such Ratings Decline Period is below the rating by either such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement); provided that each such rating decline is in whole or in part in connection with a Change in Control. “Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period: (1) increased (without duplication) by: (a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise, excise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period deducted, including any penalties and interest relating to any tax examinations (and not added back) in computing Consolidated Net Income, plus

Exhibit I -3 (b) Consolidated Interest Expense of such Person for such period (including (x) net losses from Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u) through (1)(y) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted in computing Consolidated Net Income, plus (d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Debt permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including, without limitation, (i) such fees, expenses or charges related to the offering of the Notes and the U.S. Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted in computing Consolidated Net Income, plus (e) the amount of any restructuring charge or reserve or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities, including any lease termination costs, severance costs, facility shutdown costs and other restructuring charges related to or associated with a permanent reduction in capacity, closure of plants or facilities, cut-backs or plant closures or a significant reconfiguration of a facility, plus (f) any other non-cash charges, including any write-off or write-downs, reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus (g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income, plus (h) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized under alternative accounting policies in accordance with GAAP, plus (i) costs of surety bonds incurred in such period in connection with financing activities, plus (j) the amount of net cost savings and synergies projected by the Company in good faith to be realized as a result of specified actions taken or to be taken prior to or during such period (which cost savings or synergies shall be subject only to certification by management of the Company and shall be calculated on a pro forma basis as though such cost savings or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that, (A) such cost savings or synergies are reasonably identifiable and factually supportable, (B) such actions have been taken or are to be taken within 1218 months after the date of determination to take such action and (C) no cost savings or synergies shall be added pursuant to this clause (j) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clause (k) below with respect to such period, plus (k) business optimization expenses (including consolidation initiatives, severance costs and other costs relating to initiatives aimed at profitability improvement), plus (l) restructuring charges or reserves (including restructuring costs related to acquisitions after the Issue Date and to closure and/or consolidation of facilities and to exiting lines of business), plus

Exhibit I -4 (m) the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility, plus (n) any costs or expense incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Capital Stock); plus (o) the amount of expenses relating to payments made to option holders of any direct or indirect parent entity of the Company in connection with, or as a result of, any distribution being made to shareholders of such Person, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted under this Indenture, plus (p) with respect to any joint venture, an amount equal to the proportion of those items described in clauses (a) and (c) above relating to such joint venture corresponding to the Company’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus (q) the amount of any loss attributable to a new plant or facility until the date that is 1218 months after the date of commencement of construction or the date of acquisition thereof, as the case may be; provided that, (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Company, (B) losses attributable to such plant or facility after 1218 months from the date of commencement of construction or the date of acquisition of such plant or facility, as the case may be, shall not be included in this clause (q) and (C) no amounts shall be added pursuant to this clause (q) to the extent duplicative of any expenses or charges relating to such cost savings or revenue enhancements that are included in clauses (j) or (k) above with respect to such period; (2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; and (3) increased (in the case of a loss) or decreased (in the case of a gain) by (without duplication) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from hedge agreements for currency exchange risk and revaluations of intercompany balances, including, without limitation, Currency Protection Agreements). Notwithstanding the foregoing, the aggregate amount of addbacks made pursuant to subclauses (j), (k) and (q) of clause (1) above in any four fiscal quarter period shall not exceed 20% of Consolidated EBITDA (prior to giving effect to such addbacks) for such four fiscal quarter period (the “Addback Limitation”). For the avoidance of doubt, it is understood that such Addback Limitation shall not include, limit or apply to any addback that results from or are made in connection with any transactions that requires pro forma calculations as set forth in the definition of “Fixed Charge Coverage Ratio.” “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication, (1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, new product introductions, and one-time compensation charges shall be excluded, (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles

Exhibit I -5 during such period, (3) any after-tax effect of income (loss) from disposed, or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded, (4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by senior management or the Board of Directors of the Company, shall be excluded, (5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash or Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period, (6) solely for the purpose of determining the amount available for Restricted Payments under Section 4.09(a)(3)(a), the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless (x) such restriction with respect to the payment of dividends or similar distributions has been legally waived or (y) such restriction is permitted by Section 4.12; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein, [Reserved] (7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements required or permitted by ASC 805 and ASC 350 (formerly Financial Accounting Standards Board Statement Nos. 141 and 142, respectively) resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded, (8) any after-tax effect of income (loss) from the early extinguishment of Debt or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid) shall be excluded, (9) any impairment charge, asset write-off or write-down pursuant to ASC 350 and ASC 360 (formerly Financial Accounting Standards Board Statement Nos. 142 and No. 144, respectively) and the amortization of intangibles arising pursuant to ASC 805 (formerly Financial Accounting Standards Board Statement No. 141) shall be excluded, (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights to officers, directors, consultants or employees shall be excluded, (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, recapitalization, asset sale, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including, without limitation, any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, (12) changes in accruals or reserves as a result of adoption or modification of accounting policies shall be excluded, and (13) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed

Exhibit I -6 within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded. Notwithstanding the foregoing, for the purpose of Section 4.09 only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Investments (other than Permitted Investments) from the Company and the Restricted Subsidiaries, any repayments of loans and advances which constitute Investments (other than Permitted Investments) by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.09(a)(3)(d) thereof. “Currency Protection Agreement” means any currency protection agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect the Person or entity entering into the agreement against fluctuations in currency exchange rates with respect to Debt Incurred and not for purposes of speculation. “Debt” means, with respect to any Person on any date of determination, without duplication, any indebtedness of that Person: (1) for borrowed money (but only with regard to the principal of and premium (if any) in respect of such borrowed money); (2) evidenced by bonds, debentures, notes or other similar instruments; (3) constituting Capitalized Lease Obligations; (4) Incurred or assumed as the deferred and unpaid purchase price of property or services, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (5) for reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence); (6) for Debt of other Persons to the extent guaranteed by such Person; (7) for Hedging Obligations; and (8) for Debt of any other Person of the type referred to in clauses (1) through (7) which is secured by any Lien on any property or asset of such first referred to Person, the amount of such Debt being deemed to be the lesser of the value of the property or asset underlying the Lien or the amount of the Debt so secured; provided, however, that notwithstanding the foregoing, Debt does not include (i) Cash Management Services, (ii) any item set forth above that does not appear as a liability on the balance sheet of such Person, or (iii) Debt of any parent entity appearing on the balance sheet of the Company solely by reason of push-down accounting under GAAP. The amount of Debt of any Person at any date will be: (a) the sum of the outstanding principal amount of all unconditional obligations described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP; and (b) the accreted value of that Debt, in the case of any Debt issued with original issue discount. “Existing Foreign Credit Facility” means the facility evidenced by the Credit Agreement, by and among Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., the Company, certain subsidiaries of Avicola Pilgrim’s Pride de Mexico, S. de R.L. de C.V., BBVA Bancomer, S.A. Institución de Banca Multiple, Grupo Financiero BBVA Bancomer Banco de Bajio Multiple and the several lenders from time to time party thereto, dated as of July 23, 2014 September 27, 2016, and the related notes, collateral documents, guarantees and agreements, each as it may be amended, restated, amended and restated, renewed, refinanced, supplemented or otherwise modified from time to time.

Exhibit I -7 “Hedging Obligations” means, with respect to any specified entity, the obligations of that entity under: (1) any Interest Rate Protection Agreement; (2) foreign exchange contracts and Currency Protection Agreements; (3) any Commodity Agreement; and (4) other agreements or arrangements entered into in the ordinary course of business and designed to protect that entity against fluctuations in interest rates, currency exchange rates or commodity prices. “Investment Grade Rating” means a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P or Fitch, or an equivalent rating by any other Rating Agency. “Senior Secured Term Loan” means term loan facilities under the Third Fifth Amended and Restated Credit Agreement dated as of May 8, 2017 August 9, 2021 (as amended), among the Company, certain Subsidiaries of the Company, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch Cobank, ABC, as administrative agent and collateral agent, and the other lenders party thereto, as the same may be amended, restated, renewed, refunded, replaced, refinanced, supplemented or otherwise modified from time to time, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders. The definitions in the Indentures would be amended by deleting the stricken text (indicated in the same manner as the following example: stricken text) and adding the inserted text or new definitions (indicated in the same manner as the following example: inserted text or new definition) as set forth below “Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted using an implied interest rate of such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. “Permitted Liens” means: (1) Liens to secure (A) Debt of the Company or a Restricted Subsidiary of the Company under the ABL Revolving Loan or other Credit Facilities, including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(A) shall not exceed the greater of (x) $800.0 million less the sum of all principal payments of the ABL Revolving Loan or other Credit Facilities and less the outstanding principal amount of any Receivables Facilities and (y) the sum of (i) 85% of the book value of accounts receivable of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of inventory of the Company and its Restricted Subsidiaries (excluding, in the case of clauses (i) and (ii), any such assets that are the subject of a Receivables Facility), in the case of clause (y), determined based on the consolidated balance sheet of the Company for the fiscal quarter most recently ended on or prior to the date on which such Debt is Incurred for which internal financial statements are available (as adjusted to give pro forma effect to acquisitions or dispositions outside the ordinary course of business occurring after the date of such balance sheet but on or before the date of such Incurrence); and (B) Debt of the Company or a Restricted Subsidiary of the Company under the Senior Secured Term Loan and any other Credit Facilities (other than the ABL Revolving Loan), including guarantees thereof; provided that, after giving effect to any such Incurrence (including the application of proceeds therefrom), the aggregate principal amount of all Debt Incurred and then outstanding under this clause (1)(B) shall not exceed the greater of (x) $1.5 billion less the sum of all principal payments of the Senior Secured Term Loan and any other Credit Facilities (other than the ABL Revolving Loan) and (y) an aggregate principal amount of Debt that at the time of Incurrence does not cause the Secured Leverage Ratio of the Company to exceed 3.50 to 1.00;

Exhibit I -8 (2) Liens on the Capital Stock or assets of any Non-Guararntor Foreign Significant Subsidiary to secure Debt incurred by such Non-Guararntor Foreign Significant Subsidiary; (3) Liens to secure Debt permitted to be Incurred under clause (xii) of the definition of “Permitted Debt”, including but not limited to Capitalized Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, commissioning or improvement of property or assets, whether through direct purchase of assets or the Capital Stock of any Person owning those assets, or Incurred to refinance any such purchase price or cost of construction or improvement, and refinancings thereof; provided that any such Lien may not extend to any property of the Company or any RestrictedSignificant Subsidiary, other than the property acquired, constructed or leased with the proceeds of such Debt and such Liens secure Debt in an amount not in excess of the original purchase price or the original cost of any such property and any improvements or accessions to such property; (4) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Significant Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded; (5) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the property of the Company or any Significant Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (6) Liens on the property of the Company or any Significant Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property and which do not in the aggregate impair in any material respect the use of property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole; (7) Liens on property or assets of, or any shares of stock or secured debt of, any Person at the time the Company or any Significant Restricted Subsidiary acquired such property or the Person owning such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Significant Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any Significant Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such property was acquired by the Company or any Significant Restricted Subsidiary; (8) Liens on the property of a Person at the time such Person becomes a Significant Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property of the Company or any other Significant Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Significant Restricted Subsidiary; (9) pledges or deposits by the Company or any Significant Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Significant Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (10) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; (11) Liens securing Hedging Obligations and Cash Management Services;

Exhibit I -9 (12) Liens existing on the Issue Date not otherwise described in clauses (1) through (11) above; (13) Liens on the property of the Company or any Significant Restricted Subsidiary to secure any refinancing, refunding, extension, renewal or replacement, in whole or in part, of any Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above, clause (21) below, or pursuant to this clause (13); provided, however, that any such Lien shall be limited to all or part of the same property that secured the original Lien (together with improvements and accessions to such property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of: (a) the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens referred to in clause (3), (7), (8), (11) or (12) above or clause (21) below, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture; and (b) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or such Significant Restricted Subsidiary in connection with such refinancing, refunding, extension, renewal or replacement; (14) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility; (15) Liens securing Debt or other obligations of a Restricted Subsidiary of the Company owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.08; (16) Liens on specific items of inventory or other goods and proceeds securing obligations in respect of bankers’ acceptances issued or created for the account of the Company or any of its Significant Restricted Subsidiaries to facilitate the purchase, shipment or storage of such inventory or other goods; (17) Liens in favor of the Company or any Guarantor; (18) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; (19) Liens deemed to exist in connection with Iinvestments in repurchase agreements permitted under Section 4.08; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement; (20) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of its Significant Restricted Subsidiaries in the ordinary course of business; (21) Liens securing Debt (other than Subordinated Debt) permitted to be Incurred under Section 4.08; provided that, after giving effect to the Incurrence of such Debt and the application of the proceeds therefrom, the Secured Leverage Ratio of the Company would not exceed 3.50 to 1.00; (22) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such legal proceedings may be initiated shall not have expired; (23) Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary; (24) (a) Leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Significant Restricted Subsidiaries and (b) licenses of intellectual property in the ordinary course of business;

Exhibit I -10 (25) Liens to secure a defeasance trust; (26) (a) Liens on the property of any Foreign Significant Restricted Subsidiary securing Debt of any Foreign Significant Restricted Subsidiary and (b) any stock pledge, hypothecation, or similar security interest limited to the Equity Interests of a Foreign Significant Restricted Subsidiary held by a Foreign Subsidiary Holding Company, or the Equity Interests of such Foreign Subsidiary Holding Company, in each case securing the Guarantee by such Foreign Subsidiary Holding Company of Debt of the Foreign Significant Restricted Subsidiary whose Equity Interests it holds; provided, in the case of each of clauses (a) and (b), that such Debt of a Foreign Restricted Subsidiary is incurred in accordance with Section 4.08; and (27) Liens not otherwise permitted by clauses (1) through (26) above securing obligations in an aggregate amount at any time outstanding not in excess of the greater of (x) $700.0 million and (y) 10.0% of Total Assets of the Company at the time of any incurrence of an obligation secured by a Lien in reliance on this clause (27). “Principal Property” means any plant or other similar facility of the Company or any Significant Subsidiary used primarily for processing, producing, or packaging and having a book value in excess of 2.0% of Total Assets of the Company as of the date of such determination, but shall not include any plant or similar facility which, in the good faith opinion of the Board of Directors or management of the Company, is not material to the overall business of the Company and its Subsidiaries, taken as a whole. “Registration Rights Agreement” means the registration rights agreement entered into by the Company pursuant to which the Company will agree to use its commercially reasonable efforts to file an exchange offer registration statement with the U.S. Securities and Exchange Commission (“SEC”) to allow Holders to exchange their Notes for equivalent notes in a transaction registered with the SEC. “Restricted Subsidiary” means any Subsidiary of such Person other than an Unrestricted Subsidiary. ; provided that the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company subject to the condition that the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary would not cause a Default, it being understood that any Liens, agreements or transactions of such Unrestricted Subsidiary outstanding at the time of such redesignation shall be deemed to be Incurred or entered into at such time. “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired whereby transaction or series of related transactions pursuant to which the Company or a Restrictedany Significant Subsidiary sells or transfers suchany property to anotherany Person and(other than the Company or aany Restricted Subsidiary leases it from such Person, other than transactions between the Company and its Restricted Subsidiaries or between Restricted Subsidiaries.) with the intention of taking back a lease of such property pursuant to which the rental payments are calculated to amortize the purchase price of such property substantially over the useful life thereof and such property is in fact so leased. “Secured Leverage Ratio” means, as of any date of determination (the “determination date”) with respect to any Person, the ratio of: (1) Secured Debt of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available minus the aggregate cash and cash equivalents included in the cash and cash equivalents accounts listed on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, to (2) Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available, provided, however, that: (1) if such Person or any Restricted Subsidiary: (a) has Incurred any Debt since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes an Incurrence of Debt, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Incurred on the first day of such

Exhibit I -11 period (except that in making such computation, the amount of Debt under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be: (i) the average daily balance of such Debt during such four fiscal quarters or such shorter period for which such facility was outstanding; or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Debt during the period from the date of creation of such facility to the date of such calculation) and the repayment, repurchase, redemption, retirement, defeasance or other discharge of any other Debt with the proceeds of such new Debt as if such repayment, repurchase, redemption, retirement, defeasance or other discharge had occurred on the first day of such period; or (b) has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Debt since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes a repayment, repurchase, redemption, retirement, defeasance or other discharge of Debt (in each case, other than Debt Incurred under any revolving Credit Facilities unless such Debt has been permanently repaid and the related commitment terminated and not replaced), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Debt, including with the proceeds of such new Debt, as if such discharge had occurred on the first day of such period; (2) if since the beginning of such period, such Person or any Restricted Subsidiary will have made any asset sale or disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Secured Leverage Ratio includes such a transaction: (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of such Person or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to such Person and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale); (3) if since the beginning of such period such Person or any Restricted Subsidiary (by merger or otherwise) will have made an investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Debt) as if such investment or acquisition occurred on the first day of such period; and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Debt or discharged any Debt, made any disposition or any investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by such Person or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

Exhibit I -12 For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person (and may include, without limitation, for the avoidance of doubt, cost savings and operating expense reductions from such investment, acquisition, merger or consolidation that is being given pro forma effect that have been or are expected to be realized); provided that such calculations are set forth in an Officer’s Certificate stating that such calculations are based on the reasonable good faith beliefs of the officer executing such Officer’s Certificate at the time of such execution. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Debt if such Interest Rate Protection Agreement has a remaining term in excess of 12 months). If any Debt that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person. “Significant Subsidiary” of any Person, means any Restricted Subsidiary, or any group of Restricted Subsidiaries, of such Person, if taken together as a single entity, that would be a “significant subsidiary” of such Person within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission. which at the time of determination either (1) had assets which, as of the date of the Company’s most recent quarterly consolidated balance sheet for which internal financial statements are available, constituted at least 10% of the Company’s total assets on a consolidated basis as of such date or (2) had revenues for the 12-month period ending on the date of the Company’s most recent quarterly consolidated statement of operations for which internal financial statements are available which constituted at least 10% of the Company’s total revenues on a consolidated basis for such period, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.” “Total Assets” of any Person means the total assets of such Person and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP as shown on the most recent balance sheet of such Person and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Fixed Charge Coverage Ratio Secured Leverage Ratio.” “Unrestricted Subsidiary” means means any direct or indirect Subsidiary of a Person that is designated by such Person as an Unrestricted Subsidiary, and any Subsidiary of that Unrestricted Subsidiary pursuant to Section 4.14 (i) any Subsidiary designated as an “unrestricted subsidiary” under the U.S. Credit Facilities and (ii) any direct or indirect Subsidiary of the Company formed after the Issue Date that has been designated as an Unrestricted Subsidiary at the time of its creation or acquisition; provided that with respect to this clause (ii), no Debt of such Unrestricted Subsidiary may be assumed or guaranteed by the Company or any Restricted Subsidiary. ARTICLE 4 COVENANTS OF THE COMPANY Section 4.03 Corporate Existence. Except as otherwise permitted by Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its RestrictedSignificant Subsidiaries in accordance with the respective organizational documents of each such RestrictedSignificant Subsidiary and the material rights (charter and statutory) and material franchises of the Company and each of its RestrictedSignificant Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, franchise or corporate existence with respect to itself or any RestrictedSignificant Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes. Section 4.04 Payment of Taxes. The Company shall, and shall cause each of its RestrictedSignificant Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its RestrictedSignificant Subsidiaries or upon the income, profits or property of the Company or any of its RestrictedSignificant Subsidiaries and all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by

Exhibit I -13 law become a material liability or Lien upon the property of the Company or any of its RestrictedSignificant Subsidiaries; provided, however, that the Company and its RestrictedSignificant Subsidiaries shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount the applicability or validity is being contested in good faith by appropriate actions and for which appropriate provision has been made. Section 4.10 Limitation on Liens. The Company shall not, and shall not permit any Significant Subsidiary Guarantor tothat guarantees the Notes to, Incur or suffer to exist any Lien (other than Permitted Liens) securing Debt upon any of its property (including Capital Stock of a Restricted Subsidiary of the Company) Principal Property, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or shall make effective provision whereby the Notes or the applicable Guarantee shall be secured by a Lien on such propertyPrincipal Property equally and ratably with (or prior to) all other Debt of the Company or any ofSignificant Subsidiary Guarantorthat guarantees the Notes secured by a Lien for so long as such other Debt is secured by such Lien; provided, however, that if the Debt is Subordinated Debt, the Lien on such propertyPrincipal Property securing the Debt shall be subordinated and junior to the Lien securing the Notes or the Guarantees, as the case may be, with the same relative priority as such Debt has with respect to the Notes or the Guarantees. For purposes of determining compliance with this Section 4.10, (i) a Lien securing an item of Debt need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to this Section 4.10, but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Debt (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if Incurred at such later time), such Lien securing such item of Debt (or any portion thereof) in any manner that complies with this covenant and will be entitled to include the amount and type of such Lien or such item of Debt secured by such Lien (or portion thereof) in one of the categories of Permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to this Section 4.10 and, in such event, such Lien securing such item of Debt (or any portion thereof) will be treated as being Incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Debt that may be Incurred pursuant to any other item or section. With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt described in clause (8) of the definition of “Debt.” Section 4.11. Limitations on Sale and Leaseback Transactions. The Company shall not, and shall not permit any Significant Subsidiary that guarantees the Notes to, enter into any Sale and Leaseback Transaction with respect to any Principal Property, unless either: (i) the Company or such Significant Subsidiary would be entitled pursuant to the provisions described above under Section 4.10 to Incur a Lien securing Debt on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Notes; or (ii) within 365 days after the closing date of such Sale and Leaseback Transaction, the Company or such Significant Subsidiary shall apply or cause to be applied, in the case of a sale or transfer for cash, an amount equal to the net proceeds thereof, (A) to the retirement of Debt of the Company ranking at least on a parity with the Notes or Debt of any Subsidiary, in each case owing to a Person other than the Company or any of its Subsidiaries or (B) to the acquisition, purchase, construction, development, extension or improvement (including any capital expenditure) of any property or assets of the Company or any Subsidiary used or to be used by or for the benefit of the Company or any Subsidiary.

Exhibit I -14 This restriction will not apply to: (i) transactions providing for a lease term of three years or less; and (ii) transactions between the Company and any of its Significant Subsidiaries or between any Significant Subsidiaries. Section 4.16 of the 2031 Notes Indenture is hereby deleted and replaced in its entirety with the following: Section 4.17 Reports of the Company. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide the Trustee and the Holders of Notes with the following: (1) within 90 days following the end of each fiscal year of the Company, its annual audited consolidated financial statements prepared in accordance with GAAP; (2) within 45 days following the end of each fiscal quarter (other than the last fiscal quarter of its fiscal year) of the Company, its unaudited quarterly financial statements prepared in accordance with GAAP; (3) simultaneously with the delivery of the financial statements referred to in clauses (1) and (2) above, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations;” and (4) reasonably promptly following the occurrence of any of the following events, a description in reasonable detail of such event: (i) any change in the directors, the chief executive officer or chief financial officer of the Company, (ii) the acceleration of any Debt of the Company or any of its Significant Subsidiaries in excess of US$125.0 million; (iii) the entry into of any agreement by the Company or any of its Subsidiaries relating to a transaction that has resulted or is expected to result in a Change of Control, (iv) any resignation or termination of the independent accountants of the Company or any engagement of any new independent accountants of the Company, (v) any determination by the Company or the receipt of advice or notice by the Company from its independent accountants, in either case, confirming non-reliance on previously issued financial statements, a related audit opinion or a completed interim review, (vi) the completion by the Company or any of its Restricted Subsidiaries of the acquisition of assets or an Asset Sale in excess of US$300.0 million and (vii) any event of bankruptcy or insolvency that constitutes a Default; provided, however, that no such report will be required to be furnished if it is determined in good faith by the Company that such event is not material to holders or the business, assets, operations, financial positions or prospects of the Company and its Restricted Subsidiaries, taken as a whole; provided, however, that reports and information provided pursuant to clauses (1), (2), (3) and (4) shall not be required to be accompanied by any exhibits or financial statements other than those financial statements explicitly required pursuant to clauses (1) and (2). (b) At any time that the Unrestricted Subsidiaries of the Company, taken as a whole, account for more than 20% of the Consolidated EBITDA (calculated for the Company and its Subsidiaries, not just Restricted Subsidiaries) for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available, of the Company and its Subsidiaries, taken as a whole, then the quarterly and annual financial information required by Section 4.17(a)/4.16(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company. In addition, for so long as any Notes are outstanding, unless the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise complies with such reporting requirements, the Company shall either (i) maintain a website (which may be non-public, but shall not restrict the recipients of such information from trading in securities) to which Holders of Notes, prospective investors, securities analysts and market makers that certify that they are qualified institutional buyers or are otherwise eligible to hold the Notes (collectively, “Permitted Parties”) are given access and to which the information required by the preceding paragraphs (the “Required Information”) is posted; or (ii) distribute via electronic mail the Required Information to beneficial owners of the notes and prospective investors that certify that they are Permitted Parties who request to receive such distributions. If the Company makes available the reports described in clauses (1), (2), (3) or (4) of Section 4.17(a)/4.16(a) on the

Exhibit I -15 Company’s website, it will be deemed to have satisfied the reporting requirement set forth in such applicable clause. The Trustee shall have no responsibility whatsoever to determine whether the Required Information has been posted to any such website. The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of any information, documents and reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and Guarantors’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on an officer’s certificate). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, and shall have no responsibility or liability for the Company’s and Guarantors’ compliance or non-compliance with any covenants in this Indenture or Notes, including with respect to any reports or other documents posted on any website or filed with the SEC, or participate in any conference calls. For so long as any Notes remain outstanding, the Company will furnish to Holders and securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. (c) The Company’s obligations pursuant to Section 4.17(a)/4.16(a) above may, at the Company’s option, be suspended and instead provided by any direct or indirect parent of the Company (any such entity, a “Company Reporting Entity”) as of any date, and for so long as, all of the following conditions are satisfied: (1) the Company Reporting Entity beneficially owns directly or indirectly at least 95% (less any director’s qualifying shares or shares owned by foreign nationals to the extent mandated by applicable law) of the Voting Stock of the Company; and (2) Company Reporting Entity makes the reports and financial information referred to in Section 4.16(a)(1) and (a)(2) available on its website (or otherwise permitted above), or otherwise publicly available within the time periods specified in Section 4.17(a)/4.16(a), except that such reports and financial information may be with respect to Company Reporting Entity instead of the Company; provided that, if the Company Reporting Entity has material operating assets (other than the Company and its Subsidiaries), the quarterly and annual financial statements of Company Reporting Entity shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Company Reporting Entity (any period during which the reporting obligations pursuant to Section 4.17(a)/4.16(a) are suspended pursuant to this clause being referred to herein as a “Reporting Suspension Period”). The requirements of Section 4.17(a)/4.16(a) above shall resume as of the end of any Reporting Suspension Period, but no Default or Event of Default shall be deemed to have occurred or be continuing due to non-compliance during any Reporting Suspension Period with the requirements of Section 4.17(a)/4.16(a). Section 4.18 (“Measuring Compliance”) of the Indentures will be deleted and replaced in their entirety as set forth below. Section 4.18 Measuring Compliance. (a) With respect to: (i) whether any Lien is permitted to be Incurred in compliance with this Indenture ; (ii) any calculation of the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings, and whether a Default or Event of Default exists in connection with the foregoing; and (iii) whether any condition precedent to the Incurrence of Liens is satisfied, at the option of the Company, any of its Restricted Subsidiaries, any parent entity, any successor entity of any of the foregoing or a third party (the “Testing Party”), a Testing Party may select a date prior to the Incurrence of any such Lien if such Testing Party has a reasonable expectation that the Company and/or any of its Restricted Subsidiaries will Incur Liens at a future date in connection with a

Exhibit I -16 corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Debt, Disqualified Stock or Preferred Stock (any such date, the “Transaction Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Secured Leverage Ratio.” (b) For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with the foregoing: (i) any fluctuation or change in the ratios, baskets or financial metrics, including the Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Total Assets and/or pro forma cost savings of the Company, from the Transaction Date to the date of Incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be Incurred or (ii) in connection with compliance by the Company or any of its Restricted Subsidiaries with any other provision of this Indenture or the Notes; (ii) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics; (iii) until such corporate event is consummated or such definitive agreements relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event; and (iv) Consolidated Interest Expense for purposes of the Secured Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith. In addition, compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under this Indenture. Notwithstanding anything to the contrary herein, with respect to any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that does not require compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts Incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with a financial ratio or financial test (including any Secured Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, or Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts (and thereafter, Incurrence of the portion of such amount under the Fixed Amount shall be included in such calculation). The Proposed Amendments to the Indentures governing the Notes would permanently delete the following covenants of the Company in Article IV even if the Company ceases to retain its investment grade ratings: Section 4.08 – Limitation on Incurrence of Additional Debt and Issuance of Capital Stock Section 4.09 – Limitation on Restricted Payments Section 4.11 – Limitation on Asset Sales Section 4.12 – Limitation on Restrictions on Distributions from Restricted Subsidiaries Section 4.13 – Limitation on Affiliate Transactions Section 4.15 –Limitation on Guarantees of Debt by Restricted Subsidiaries

Exhibit I -17 ARTICLE 5 SUCCESSOR CORPORATION Section 5.01 Mergers, Consolidations, Etc. (a) The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets determined on a consolidated basis to, another Person, unless: (1) either (a) the Company is the Surviving Person; or (b) the Person, if other than the Company, formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety, the Person to which assets of the Company have been transferred, shall be a corporation or limited liability company organized (or equivalent) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD) if such successor Person undertakes to pay additional amounts pursuant to customary provisions as determined in good faith by the Company (collectively, the “Permitted Jurisdiction”); provided, however, that if the Person formed by such consolidation or into which the Company is merged or the Person that acquires the properties and assets of the Company substantially as an entirety is a limited liability company, the Company or such Surviving Person shall cause a Restricted Subsidiary of the Company that is a corporation to become a co- obligor on the Notes; (2) such Surviving Person, if other than the Company, assumes all of the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture; (3) immediately after giving effect to that transaction and the use of the proceeds from that transaction, on a pro forma basis, including giving effect to any Debt Incurred or anticipated to be Incurred in connection with that transaction and the use of the proceeds from that transaction, (a) no Event of Default shall have occurred and be continuing; and (b) except in the case of a consolidation or merger of the Company with or into a Restricted Subsidiary or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company’s assets to a Restricted Subsidiary, immediately after giving effect to such transaction, (i) such Surviving Person shall be able to Incur $1.00 of additional Debt under Section 4.08(a); or (ii) the Fixed Charge Coverage Ratio for the Surviving Person and its Restricted Subsidiaries would be equal to or greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to the transaction; and (4) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties or assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding clause (3) of this Section 5.01(a),

Exhibit I -18 (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company, and (2) the Company may merge with one of its Affiliates solely for the purpose of reorganizing the Company in another Permitted Jurisdiction to realize tax or other benefits. In the event of any transaction (other than a lease) referred to in and complying with the conditions listed in Section 5.01(a) in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture, that Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company, and the Company shall be discharged from its obligations under this Indenture and the Notes. Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture shall not, and the Company shall not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless: such entity surviving any such consolidation or merger (if other than the Guarantor) assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee; immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and the Company delivers to the Trustee prior to the consummation of the proposed transaction an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. Section 5.02 Substitution of the Company as Issuer. Notwithstanding any other provision contained in this Indenture, the Company may, at its option and without the consent of any Holder of the Notes, be substituted (a “Substitution”) by (i) any direct or indirect parent of the Company or (ii) any Subsidiary of the Company that owns, or after the Substitution, will own, a majority of the assets of the Company (in each case, the “Substituted Company”) for purposes of this Indenture and have the covenants (and related definitions) apply to the Substituted Company and its Restricted Subsidiaries; provided that the following conditions are satisfied: (v) the Substituted Company is a corporation or limited liability company organized (or the equivalents) and existing under the laws of the United States or any State of the United States or the District of Columbia or any other country member of the Organization for Economic Co-operation and Development (OECD); (vi) such Substituted Company, if not a Guarantor, delivers a Guarantee or becomes a co-issuer of the Notes pursuant to a supplemental indenture; (vii) immediately after giving effect to the Substitution, on a pro forma basis, no Event of Default shall have occurred and be continuing, and (viii) the Company delivers to the Trustee an Officer’s Certificate stating that such Substitution complies with this Indenture and that all conditions precedent in this Indenture relating to such Substitution have been satisfied. After the Substitution, all references to the Company shall be deemed to refer to the Substituted Company if the Substitution is effectuated pursuant to clause (i) above, then the Company prior to the substitution shall become a Restricted Subsidiary. Sections 6.01 and 6.02 of the 2031 Notes Indenture are hereby amended as follows:

Exhibit I -19 ARTICLE 6 DEFAULTS AND REMEDIES Section 6.01 Events of Default. Each of the following is an “Event of Default”: (1) the failure to pay interest on the Notes when that interest becomes due and payable and the Default continues for 30 days; (2) the failure to pay principal of or premium, if any, on the Notes when that principal or premium, if any, becomes due and payable, at maturity, upon redemption or otherwise; (3) the failure to comply with Section 5.01; (4) failure by the Company or any Restricted Subsidiary of the Company to observe or perform (a) the provisions described under Section 4.17, which failure is continuing for a period of 90 days (and may be cured by filing, or furnishing or making available, as applicable, the delinquent report within such 90-day period) or (b) any other covenant or agreement contained in the Notes or this Indenture, which failure continues for a period of 60 days, in each case, after the Company receives a written notice specifying the Default from the Trustee or Holders of at least 30% in outstanding aggregate principal amount of Notes; (5) Debt of the Company or any Significant Subsidiary of the Company is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Debt unpaid or accelerated exceeds $75.0 million; (6) failure by the Company or any of its Significant Subsidiaries to pay or discharge final and non-appealable judgments for the payment of money entered by a court or courts of competent jurisdiction aggregating in excess of $75.0 million, which judgments are not discharged, waived or stayed (to the extent not covered by insurance) for a period of 60 consecutive days following entry of such final and non-appealable judgments or decrees during which a stay of enforcement of each such final and non-appealable judgment or decree, by reason of pending appeal or otherwise, is not in effect; (7) the Company or any Significant Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or (d) makes a general assignment for the benefit of its creditors; (e) or takes any comparable action under foreign laws relating to insolvency; (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, any Guarantor or any Significant Subsidiary of the Company as debtor in an involuntary case, (b) appoints a Custodian of the Company, any Guarantor or any Significant Subsidiary of the Company, or (c) orders the liquidation of the Company, any Guarantor or any Significant Subsidiary of the Company,

Exhibit I -20 (d) or any similar relief is granted under any foreign laws, or takes any comparable action under any foreign law relating to insolvency; and the order, decree or similar relief remains unstayed and in effect for 60 days; and (9) any Guarantee of a Significant Subsidiary of the Company ceases to be in full force and effect, or is declared to be null and void and unenforceable by a judicial determination, or is found to be invalid by a judicial determination, or any Guarantor that is a Significant Subsidiary of the Company denies (in writing) its obligations under its Guarantee (in each case, other than by reason of release of a Guarantor in accordance with the terms of this Indenture). Section 6.02 Acceleration. (a) If any Event of Default (other than those of the type in clause (7) or (8) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee may, and the Trustee upon the written direction of Holders of at least 30% in outstanding aggregate principal amount of the then outstanding Notes shall, or the Holders of at least 30% in outstanding aggregate principal amount of then outstanding Notes may declare the principal of the Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration, and the same shall become immediately due and payable. (b) If an Event of Default of the type referred to in clause (7) or (8) of Section 6.01 relating to the Company occurs and is continuing, then such amount with respect to all the Notes shall ipso facto become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. (c) Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes rescind any acceleration and its consequences with respect to the Notes; provided (i) such rescission would not conflict with any judgment of a court of competent jurisdiction and (ii) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel have been paid. (d) In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) of Section 6.01 above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) of Section 6.01 above shall be remedied or cured, or waived by the holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the notes that became due solely because of the acceleration of the notes, have been cured or waived. (e) (i) if a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.16 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture. Section 9.01(9)-(11) of the Indentures is hereby amended as follows: Section 9.01 Without Consent of Holders. The Company and the Trustee, together, may amend or supplement this Indenture, the Notes or any Guarantee without notice to or consent of any Holder to: (9) provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; or (10) conform the text of this Indenture, the Notes or any Guarantee to any provision of the section entitled “Description of Notes” in the Offering Circular; or

Exhibit I -21 (11) make any other change to provide for the registration of the notes as provided by the Registration Rights Agreement.

Annex B-1 ANNEX B: DESCRIPTION OF THE REGISRATION RIGHTS The following description of the Registration Rights Agreement is a summary and does not describe every aspect of the Registration Rights Agreement. This summary is subject to, and is qualified in its entirety by, reference to all of the provisions of the Registration Rights Agreement. Subject to the terms and conditions described in this Solicitation Statement, the Company will enter into the Registration Rights Agreement promptly after the applicable Expiration Time, pursuant to which the Company will agree, for the benefit of the Holders, to use its commercially reasonable efforts to cause a registration statement to be filed with the SEC (the “exchange offer registration statement”) with respect to a registered offer (the “registered exchange offer”) to exchange the Notes of each series for exchange notes of the same series, which will have terms identical in all material respects to such Notes, except that the exchange notes will not contain transfer restrictions, to be declared effective and to complete the registered exchange offer within 365 days after the Company enters into the Registration Rights Agreement. The Registration Rights Agreement will provide that, promptly after the exchange offer registration statement has been declared effective, the Company will commence the registered exchange offer. The Company will agree to keep the registered exchange offer open for not less than 20 business days after the date notice is mailed to the Holders, or longer if required by applicable law. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of their original issuance. The exchange notes will vote and consent together with the Notes of the same series on all matters on which holders of such Notes or exchange notes are entitled to vote and consent. Under existing interpretations of the staff of the SEC, the exchange notes would generally be freely tradable after the completion of the registered exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any participant in the exchange offer who is an affiliate of the Company or who intends to participate in the registered exchange offer for the purposes of distributing the exchange notes: • will not be able to rely on the interpretations of the staff of the SEC; • will not be entitled to participate in the registered exchange offer; and • must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless that sale or transfer is made pursuant to an exemption from those requirements. Each holder of Notes who wishes to exchange Notes for exchange notes pursuant to the registered exchange offer will be required to represent to the Company at the time of the consummation of the registered exchange offer that: • it is not an affiliate of the Company; • it is not a broker-dealer tendering Notes acquired directly from the Company for its own account; • the exchange notes to be received by it will be acquired in the ordinary course of its business; and • it is not engaged and does not intend to engage in, and has no arrangement or understanding with any person, to participate in the distribution, within the meaning of the Securities Act, of the exchange notes. The Company’s consummation of the registered exchange offer will be subject to certain conditions set forth in the Registration Rights Agreement, including, without limitation, our receipt of the representations from participating Holders as described above and in the Registration Rights Agreement. If, due to a change in law or in applicable interpretations of the staff of the SEC, the Company determines upon the advice of its outside counsel that it is not permitted to effect the registered exchange offer, the Registration Rights Agreement will provide that the Company will, at its reasonable cost:

Annex B -2 • as promptly as practicable file with the SEC a shelf registration statement (the “shelf registration statement”) covering resales of the Notes; • use its commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act within 365 days after the date, if any, on which the Company became obligated to file the shelf registration statement; and • use the Company’s commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the date that is two years after the date that the Company enters into the Registration Rights Agreement or the time that all of the Notes eligible to be sold under the shelf registration statement have been sold pursuant to the shelf registration statement or are freely tradeable pursuant to Rule 144(k) of the Securities Act and the applicable interpretations of the SEC. In the event of an applicable shelf registration statement, for each relevant Holder, the Company will agree to: • provide copies of the prospectus that is part of the shelf registration statement; • notify each such Holder when the shelf registration statement has been filed and when it has become effective; and • take certain other actions as are required to permit unrestricted resales of the Notes. A Holder that sells Notes pursuant to such shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such Holder, including certain indemnification obligations. No Holder shall be entitled to be named as a selling security holder in such shelf registration statement or to use the prospectus forming a part thereof for resales of the Notes unless such Holder has signed and returned to the Company a notice and questionnaire as distributed by the Company consenting to such Holder’s inclusion in the shelf registration statement and related prospectus as a selling security holder and providing further information to the Company. In addition, a Holder will be required to deliver information to be used in connection with such shelf registration statement to benefit from the provisions set forth in the following paragraph. If: • neither the registered exchange offer is completed within 365 days after the date that the Company enters into the Registration Rights Agreement nor the shelf registration (if applicable) has been declared effective within 365 days after the date, if any, on which the Company became obligated to file such shelf registration statement; or • such shelf registration statement has been both filed and effective but ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under the Registration Rights Agreement (each such event referred to in this bullet point and the previous bullet point, a “registration default”); then, if the Company has not undertaken its commercially reasonable efforts in connection with any of the previous bullet points, the Company will, subject to certain exceptions, be required to pay additional interest as liquidated damages to the Holders affected thereby, and additional interest will accrue on the principal amount of the Notes affected thereby, in addition to the stated interest on the Notes, from and including the date on which any registration default shall occur to, but not including, the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any registration default and shall increase to a maximum of 0.50% per annum thereafter while any registration default is continuing, until all registration defaults have been cured. Following the cure of all registration defaults, the accrual of additional interest on the affected Notes will cease and the interest rate will revert to the original rate on such Notes. Any additional interest will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of Notes with respect to any registration default. Holders will also be required to suspend (on one or more occasions) their use of such shelf registration statement and the related prospectus upon written notice from the Company for a period not to exceed an aggregate of 120 days in any calendar year because of the occurrence of any material event or development with respect to the Company that, in its reasonable judgment, would be

Annex B -3 detrimental to the Company if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction. The Registration Rights Agreement will provide that a Holder agrees to be bound by the provisions of the Registration Rights Agreement whether or not the holder has signed the Registration Rights Agreement.

Any questions regarding procedures for delivering Consents or requests for additional copies of this Solicitation Statement should be directed to the Information Agent at the address and telephone numbers set forth below: The Information Agent for each of the Consent Solicitations is: D.F. King & Co., Inc. 48 Wall Street, 22nd Floor New York, New York 10005 Attn: Michael Horthman By Facsimile (For Eligible Institutions Only): (212) 709-3328 Attn: Michael Horthman Confirmation by Telephone: (212) 232-3233 Banks and Brokers call: +1 (212) 269-5550 (collect) All others call toll-free: +1 (888) 628-1041 E-mail: ppc@dfking.com Any questions regarding the terms of the Consent Solicitations should be directed to the Solicitation Agents at the addresses and telephone numbers set forth below: The Solicitation Agents for the Consent Solicitations is: RBC Capital Markets 200 Vesey Street, 8th Floor New York, NY 10281 Attn: Liability Management Group Toll-free: +1 877 381 2099 Call: +1 212 618 7843 Email:liability.management@rbcc m.com Barclays Capital Inc. 745 Seventh Avenue, 5th Floor New York, New York 10019 Attention: Liability Management Group Collect: +1 (212) 528-7581 Toll-Free: +1 (800) 438- 3242 Email: us.lm@barclays.com BMO Capital Markets Corp. 151 West 42nd Street, 32nd Floor New York, New York 10036 U.S. Toll-Free: +1 (833) 418-0762 U.S. Collect: +1 (212) 702- 1840 E-mail: LiabilityManagement@bm o.com Attention: Liability Management Mizuho Securities USA LLC 1271 Ave. of the Americas New York, New York 10020 Attn: Liability Management Toll-Free: +1 866-271- 7403 Collect: +1 212-205-7736